Exhibit 4.1

LEGG MASON, INC.

and

THE BANK OF NEW YORK,

as Purchase Contract Agent,

and

THE BANK OF NEW YORK,

as Collateral Agent, Custodial Agent and Securities Intermediary

PURCHASE CONTRACT AND PLEDGE AGREEMENT

Dated as of

i

ARTICLE 11
PLEDGE

Section 11.01. Pledge	98
Section 11.02. Termination	99

ARTICLE 12
ADMINISTRATION OF COLLATERAL

Section 12.01. Initial Deposit of Notes	99
Section 12.02. Establishment of Collateral Account	99
Section 12.03. Treatment as Financial Assets	100
Section 12.04. Sole Control by Collateral Agent	100
Section 12.05. Jurisdiction	100
Section 12.06. No Other Claims	100
Section 12.07. Investment and Release	100
Section 12.08. Statements and Confirmations	101
Section 12.09. Tax Allocations	101
Section 12.10. No Other Agreements	101
Section 12.11. Powers Coupled with an Interest	101
Section 12.12. Waiver of Lien; Waiver of Set-off	101

ARTICLE 13
RIGHTS AND REMEDIES OF THE COLLATERAL AGENT

Section 13.01. Rights and Remedies of the Collateral Agent	101

ARTICLE 14
REPRESENTATIONS AND WARRANTIES TO
COLLATERAL AGENT; HOLDER COVENANTS

Section 14.01. Representations and Warranties	103
Section 14.02. Covenants	103

ARTICLE 15
THE COLLATERAL AGENT, THE CUSTODIAL AGENT AND THE SECURITIES INTERMEDIARY

Section 15.01. Appointment, Powers and Immunities	104
Section 15.02. Instructions of the Company	105
Section 15.03. Reliance by Collateral Agent, Custodial Agent and Securities Intermediary	105
Section 15.04. Certain Rights	105
Section 15.05. Merger, Conversion, Consolidation or Succession to Business	106
Section 15.06. Rights in Other Capacities	106
Section 15.07. Non-reliance on Collateral Agent, the Custodial Agent and Securities Intermediary	107
Section 15.08. Compensation and Indemnity	107

Section 15.09. Failure to Act	108
Section 15.10. Resignation and Removal of Collateral Agent, the Custodial Agent and the Securities Intermediary	108
Section 15.11. Right to Appoint Agent or Advisor	110
Section 15.12. Survival	110
Section 15.13. Exculpation	110
Section 15.14. Expenses, Etc	110

ARTICLE 16
MISCELLANEOUS

Section 16.01. Security Interest Absolute	111
Section 16.02. Notice of Special Event, Special Event Redemption and Termination Event	111

EXHIBITS

Exhibit A – Form of Corporate Units Certificate
Exhibit B – Form of Treasury Units Certificate
Exhibit C – Instruction to Purchase Contract Agent From Holder to Create Treasury Units or Corporate Units
Exhibit D – Notice from Purchase Contract Agent to Holders Upon Termination Event
Exhibit E – Notice to Settle by Separate Cash
Exhibit F – Reserved
Exhibit G – Instruction from Purchase Contract Agent to Collateral Agent (Creation of Treasury Units)
Exhibit H – Instruction from the Collateral Agent to the Securities Intermediary (Creation of Treasury Units)
Exhibit I – Instruction from Purchase Contract Agent to Collateral Agent (Recreation of Corporate Units)
Exhibit J – Instruction from Collateral Agent to Securities Intermediary (Recreation of Corporate Units)
Exhibit K – Notice of Cash Settlement from Collateral Agent to Purchase Contract Agent
Exhibit L – Instruction to Custodial Agent Regarding Remarketing
Exhibit M – Instruction to Custodial Agent Regarding Withdrawal from Remarketing

v

PURCHASE CONTRACT AND PLEDGE AGREEMENT, dated as of                           , among LEGG MASON, INC., a Maryland corporation (the “Company”), THE BANK OF NEW YORK, a New York banking corporation, acting as purchase contract agent for, and for purposes of the Pledge created hereby as attorney-in-fact of, the Holders from time to time of the Units (in such capacities, together with its successors and assigns in such capacities, the “Purchase Contract Agent”), THE BANK OF NEW YORK, as collateral agent hereunder for the benefit of the Company (in such capacity, together with its successors in such capacity, the “Collateral Agent”), as custodial agent (in such capacity, together with its successors in such capacity, the “Custodial Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the “Securities Intermediary”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units;

WHEREAS, all things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid and legally binding obligations of the Company, and to constitute these presents a valid and legally binding agreement of the Company, in accordance with its terms, have been done; and

WHEREAS, pursuant to the terms of this Agreement and the Purchase Contracts, the Holders of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the Pledge provided herein of the Collateral to secure the Obligations.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c)        the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(d)        the following terms which are defined in the UCC shall have the meanings set forth therein: “certificated security,” “control,” “financial asset,” “entitlement order,” “securities account” and “security entitlement”; and

(e)        the following terms have the meanings given to them in this Section 1.01(e):

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Market Capitalization” means, for any date, the product of (i) the average of the daily Closing Prices of Common Stock for the 20 consecutive Trading Days ending no later than the earlier of the day in question and the day before the “ex date” preceding such date and (ii) the number of shares of Common Stock outstanding on such date.  For purposes of this definition, “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

“Applicable Ownership Interest in Notes” means, a 1/20, or a 5%, undivided beneficial ownership interest in $1,000 principal amount of Notes that is a component of a Corporate Unit and “Applicable Ownership Interests in Notes” means the aggregate of each Applicable Ownership Interest in Notes that is a component of each Corporate Unit then Outstanding.

“Applicable Ownership Interest in the Remarketing Treasury Portfolio” means, with respect to a Corporate Unit and the U.S. Treasury Securities in a Treasury Portfolio: (i) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury Securities (or principal or interest strips thereof) included in the Treasury Portfolio that matures on or prior to June 30, 2011, (ii) if the Reset Effective Date occurs prior to March 30, 2011, with respect to the originally scheduled quarterly Interest Payment Date on the Notes that would have occurred on March 30, 2011, an undivided beneficial ownership interest in a $1,000 interest or principal strip of a U.S. Treasury Security that matures on or prior to March 30, 2011 in an amount equal to the interest payment that would be due on March 30, 2011 on a 1/20, or 5%, beneficial ownership interest in $1,000 principal amount of the Notes, assuming that (1) the interest rate on the Notes had not been reset to the Reset Rate and (2) interest on the Notes accrued from the Reset Effective Date to, but excluding, March 30, 2011 and (iii) with respect to the originally scheduled quarterly Interest Payment Date on the Notes that would have occurred on June 30, 2011, an undivided beneficial ownership interest in a $1,000 interest or principal strip of a U.S. Treasury Security that matures on or prior to June 30, 2011 in an amount equal to the interest payment that would be due on June 30, 2011 on a 1/20, or 5%, beneficial ownership interest in $1,000 principal amount of the Notes, assuming that (1) the interest rate on the Notes had not been reset to the Reset Rate and (2) interest on the Notes accrued from the later of the Reset Effective Date and March 30, 2011 to, but excluding, June 30, 2011.

“Applicable Ownership Interest in the Special Event Treasury Portfolio” means, with respect to a Corporate Unit and the U.S. Treasury Securities in a Treasury Portfolio: (i) a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury Securities (or principal or interest strips thereof) included in the Treasury Portfolio that matures on or prior to June 30, 2011, and (ii) for each scheduled Interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or prior to June 30, 2011, an undivided beneficial ownership interest in a $1,000 principal or interest strip of a U.S. Treasury Security that matures on or prior to that Interest Payment Date in an amount equal to the interest payment that would be due on a 1/20, or 5%, beneficial ownership interest in the principal amount of the Notes.

“Applicable Ownership Interest in the Treasury Portfolio” means the Applicable Ownership Interest in the Remarketing Treasury Portfolio or the Applicable Ownership Interest in the Special Event Treasury Portfolio, collectively or individually, as the case may be.

“Applicable Principal Amount” means the aggregate principal amount of the Notes underlying the Pledged Applicable Ownership Interests in Notes.

“Applicants” has the meaning set forth in Section 7.12(b).

“Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are authorized or required by law or executive order to remain closed; provided that for purposes of the second paragraph of Section 1.12 only, the term “Business Day” shall also be deemed to exclude any day on which the Depositary is closed.

“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“Cash Settlement” has the meaning set forth in Section 5.02(b)(i).

“Certificate” means a Corporate Units Certificate or a Treasury Units Certificate, as the case may be.

“close of business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on the NYSE on that date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed. If the Common Stock is not so listed on a United States national or regional securities exchange, the “Closing Price” means the last closing sale price of the Common Stock as reported by the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the “Closing Price” means the market value of the Common Stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the collective reference to:

(i)            the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all security entitlements with respect thereto, including, without limitation, (A) the Applicable Ownership Interests in Notes and security entitlements relating thereto that are a component of the Corporate Units from time to time, (B) the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of each of the definitions of Applicable Ownership Interest in the Special Event Treasury Portfolio and Applicable Ownership Interest in the Remarketing Treasury Portfolio) of the Holders with respect to the Treasury Portfolio which are a component of the Corporate Units from time to time; (C) any Treasury Securities and security entitlements relating thereto Transferred to the Securities Intermediary from time to time in connection with the creation of Treasury Units in accordance with Section 3.13 hereof and (D) payments made by Holders pursuant to Section 5.02 hereof;

(ii)           all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

(iii)          all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

“Collateral Account” means the securities account of The Bank of New York, as Collateral Agent, maintained on the books of the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Legg Mason, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders.”

“Collateral Agent” means the Person named as “Collateral Agent” in the preamble of this Agreement until a successor Collateral Agent shall have become such pursuant to this Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent hereunder.

“collateral event of default” has the meaning set forth in Section 13.01(b).

“Collateral Substitution” means (i) with respect to the Corporate Units, (x) the substitution of Pledged Applicable Ownership Interests in Notes that are a component of such Corporate Units (if the Applicable Ownership Interests in the Treasury Portfolio have not replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units) with Treasury Securities in an aggregate principal amount at maturity equal to the Applicable Principal Amount, or (y) the substitution of Pledged Applicable Ownership Interests in the Treasury Portfolio that are a component of such Corporate Unit (if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units) with Treasury Securities in an amount at maturity equal to the Pledged Applicable Ownership Interests in the Treasury Portfolio, or (ii) with respect to Treasury Units, (x) the substitution of Pledged Treasury Securities included in such Treasury Units (if the Applicable Ownership Interests in the Treasury Portfolio have not replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units) with Notes in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities, or (y) the substitution of Pledged Treasury Securities included in such Treasury Units (if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units) with the appropriate Applicable Ownership Interests in the Treasury Portfolio (such that the amount of the Pledged Applicable Ownership Interests in the Treasury Portfolio equals the aggregate principal amount at maturity of such Pledged Treasury Securities).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $.10 per share, of the Company.

“Company” means the Person named as the “Company” in the preamble of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.

“Contract Adjustment Payment Date” means each March 30, June 30, September 30 and December 30 of each year, commencing on September 30, 2008.

“Contract Adjustment Payments” means the payments payable by the Company on the Contract Adjustment Payment Dates in respect of each Purchase Contract, at a rate per year of 1.40% of the Stated Amount per Purchase Contract.

“Corporate Trust Office” means the office of the Purchase Contract Agent at  which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration, Telephone: (212) 815-5995.

“Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Applicable Ownership Interests in Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case (except that the Applicable Ownership Interests in the Treasury Portfolio as specified in clauses (ii) and (iii) of the definition of Applicable Ownership Interest in the

Remarketing Treasury Portfolio and clause (ii) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio shall not be subject to the Pledge) to the Pledge thereof, and the related Purchase Contract.

“Corporate Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

“Current Market Price” per share of Common Stock on any day means the average of the daily Closing Prices on each of the five consecutive Trading Days ending the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring the computation. For purposes of this definition, “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

“Custodial Agent” means the Person named as “Custodial Agent” in the preamble of this Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent hereunder.

“Deferred Contract Adjustment Payments” has the meaning set forth in Section 5.11.

“Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Units as contemplated by Sections 3.06 and 3.08.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

“DTC” means The Depository Trust Company.

“Early Settlement” has the meaning set forth in Section 5.07(a).

“Early Settlement Amount” has the meaning set forth in Section 5.07(b).

“Early Settlement Date” has the meaning set forth in Section 5.07(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning set forth in Section 1.04(e).

“Expiration Time” has the meaning set forth in Section 5.04(a)(viii).

“Extension Period” has the meaning set forth in Section 5.11.

“Failed Early Remarketing” has the meaning set forth in Section 5.02(a).

“Failed Final Remarketing” has the meaning set forth in Section 5.02(c)(ii).

“Failed Remarketing” shall mean a Failed Early Remarketing or a Failed Final Remarketing, as the case may be.

“Final Three-Business Day Remarketing Period” means the Three-Business Day Remarketing Period beginning on, and including, the fifth Business Day, and ending on, and including, the third Business Day, immediately preceding the Purchase Contract Settlement Date.

“First Supplemental Indenture” means the Supplemental Indenture No. 1, dated as of the date hereof, between the Company and the Indenture Trustee, pursuant to which the Notes are issued.

“Fixed Settlement Rate” means each of the Minimum Settlement Rate and the Maximum Settlement Rate, collectively.

“Fundamental Change” means the occurrence of any of the following:

(i)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of the Company (other than in connection with a consolidation, merger or other transaction described in clause (ii) below, in which case clause (ii) shall apply); or

(ii)           the Company is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Company, or any transaction or series of related transactions (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock), in each case in which 90% or more of the Common Stock is exchanged for or converted into securities, cash or other property, 10% or more of which consists of securities, cash or other property that is not (or will not be immediately upon the effectiveness of such consolidation, merger or transaction) common stock listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(iii)          the Common Stock (or other common stock that is then the subject of the Purchase Contracts) ceases to be listed or quoted on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (other than in connection with a consolidation, merger or other transaction described in clause (ii) above, in which case clause (ii) shall apply); or

(iv)          the Company’s shareholders vote for the Company’s liquidation, dissolution or termination.

“Fundamental Change Early Settlement” has the meaning set forth in Section 5.04(b)(ii).

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 5.04(b)(ii).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 5.04(b)(ii).

“Global Certificate” means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

“Holder” means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Units have voted on any matter (and not for any other purpose hereunder), if the Unit remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units are credited on the record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“Indemnitees” has the meaning set forth in Section 7.07(c).

“Indenture” means the Indenture, dated as of May 12, 2008 between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as heretofore amended and supplemented and as amended and supplemented by the First Supplemental Indenture pursuant to which the Notes will be issued.

“Indenture Trustee” means The Bank of New York, as trustee under the Indenture, or any successor thereto.

“Interest Payment Date” means each scheduled interest payment date on the Notes, initially March 30, June 30, September 30 and December 30 of each year, commencing on September 30, 2008.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.

“Maximum Settlement Rate” has the meaning set forth in Section 5.01(a).

“Minimum Settlement Rate” has the meaning set forth in Section 5.01(a).

“Notes” means the series of notes designated the Notes initially due on June 30, 2021 to be issued by the Company under the Indenture.

“NYSE” means the New York Stock Exchange.

“Obligations” means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder’s Purchase Contract and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

“Officers’ Certificate” means a certificate signed by (i) either the Company’s Chief Executive Officer, it Chief Financial Officer, its President or a Vice President, and (ii) either the Company’s Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include the information set forth in Section 1.02 of this Agreement.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company).  An opinion of counsel may rely on certificates as to matters of fact.

“Outstanding” means, as of any date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i)            if a Termination Event has occurred, (x) Corporate Units for which the underlying Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio have been theretofore deposited with the

Purchase Contract Agent in trust for the Holders of such Corporate Units and (y) Treasury Units for which Treasury Securities have been deposited with the Purchase Contract Agent in trust for the Holders of such Treasury Units;

(ii)           Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii)          Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

“Period for Early Remarketing” means the period beginning on December 27, 2010 and ending on June 17, 2011.

“Permitted Investments” means any one of the following, in each case maturing on the Business Day following the date of acquisition:

(i)            any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

(ii)           deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent);

(iii)          investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii) above;

(iv)          repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America;

(v)           investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any state thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by Standard & Poor’s Ratings Services (“S&P”) or at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”); and

(vi)          investments in money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody’s.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

“Pledge” means the lien and security interest in the Collateral created by this Agreement.

“Pledged Applicable Ownership Interests in Notes” means the Applicable Ownership Interests in Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Applicable Ownership Interests in the Treasury Portfolio” means the Applicable Ownership Interests in the Remarketing Treasury Portfolio (as specified in clause (i) of the definition of such term) or Applicable Ownership Interests in the Special Event Treasury Portfolio (as specified in clause (i) of the definition of such term), as applicable, and, in each case, security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Securities” means Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio and Pledged Treasury Securities, collectively.

“Pledged Treasury Securities” means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Predecessor Certificate” means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

“Predecessor Corporate Units Certificate” of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

“Predecessor Treasury Units Certificate” of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

“Primary Treasury Dealer” shall mean a primary U.S. government securities dealer.

“Pro Rata” shall mean pro rata to each Holder according to the aggregate Stated Amount of the Units held by such Holder in relation to the aggregate Stated Amount of all Units outstanding.

“Proceeds” has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, any Remarketing), exchange, collection or disposition of any financial assets from time to time credited to the Collateral Account.

“Prospectus” means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Fundamental Change Early Settlement of Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

“Purchase Contract” means, with respect to any Unit, the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase, not later than the Purchase Contract Settlement Date, a number of shares of Common Stock equal to the applicable Settlement Rate, and (ii) pay to the Holder thereof Contract Adjustment Payments, subject to the Company’s right to defer Contract Adjustment Payments pursuant to Section 5.11, in each case on the terms and subject to the conditions set forth in Article 5 hereof.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the premable of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Purchase Contract Settlement Date” means June 30, 2011.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 5.03.

“Purchase Price” has the meaning set forth in Section 5.01(a).

“Purchased Shares” has the meaning set forth in Section 5.04(a)(viii)(A).

“Put Right” has the meaning set forth in Section 7.04(a) of the First Supplemental Indenture.

“Quotation Agent” means any Primary Treasury Dealer in the City of New York selected by the Company.

“Record Date” for any distribution and any Contract Adjustment Payment and any Deferred Contract Adjustment Payment payable on any Contract Adjustment Payment Date means, as to any Global Certificate or any other Certificate, the 15th business day (whether or not a Business Day) of the calendar month in which the relevant Contract Adjustment Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Contract Adjustment Payment Date so long as (i) such Record Date selected is more than one Business Day but less than 60 Business Days prior to such Contract Adjustment Payment Date and (ii) at least 10 Business Days prior to the new Record Date for such Contract Adjustment Payment Date, and in each case the Company notifies the Purchase Contract Agent in writing of the new Record Date and instructs the Purchase Contract Agent to notify the Holders of such Record Date.

“Redemption Amount” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Redemption Price” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Reference Dealer” means a dealer engaged in trading of convertible securities.

“Reference Dividend” has the meaning set forth in Section 5.04(a)(v).

“Reference Price” has the meaning set forth in Section 5.01(a)(ii).

“Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Fundamental Change Early Settlement of Purchase Contracts on the Fundamental Change Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Relevant Period” has the meaning set forth in Section 5.04(a)(iv).

“Remarketing” means the remarketing of the Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

“Remarketing Agent” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Remarketing Agreement” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Remarketing Announcement” has the meaning set forth in Section 7.01(c) of the First Supplemental Indenture.

“Remarketing Announcement Date” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Remarketing Date(s)” means one or more Business Days in a Three-Business Day Remarketing Period or the Final Three-Business Day Remarketing Period, in each case selected by the Company as a date on which the Remarketing Agent shall, in accordance with the terms of the Remarketing Agreement, remarket the Notes.

“Remarketing Fee” means the fee determined by mutual agreement between the Company and the Remarketing Agent.

“Remarketing Per Note Price” means an amount equal to the Remarketing Treasury Portfolio Purchase Price divided by the Applicable Principal Amount on any Successful Remarketing Date during the Period for Early Remarketing.

“Remarketing Treasury Portfolio” means (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to June 30, 2011 in an aggregate amount equal to the principal amount of the Notes underlying the Corporate Units; (ii) if the Reset Effective Date occurs prior to March 30, 2011, with respect to the scheduled quarterly Interest Payment Date on the Notes that would have occurred on March 30, 2011, interest or principal strips of U.S. Treasury Securities that mature on or prior to March 30, 2011 in an aggregate amount equal to the aggregate interest payment that would be due on March 30, 2011 on the principal amount of the Notes that would have been components of the Corporate Units assuming that (A) there was no Remarketing, (B) the interest rate on the Notes had not been reset to the Reset Rate and (C) interest on the Notes accrued from the Reset Effective Date to, but excluding, March 30, 2011 and (iii) with respect to the scheduled quarterly Interest Payment Date on the Notes that would have occurred on June 30, 2011, interest or principal strips of U.S. Treasury Securities that mature on or prior to June 30, 2011 in an aggregate amount equal to the aggregate interest payment that would be due on June 30, 2011 on the principal amount of the Notes that would have been components of the Corporate Units assuming that (A) there was no Remarketing, (B) the interest rate on the Notes had not been reset to the Reset Rate and (C) interest on the Notes accrued from the later of the Reset Effective Date and March 30, 2011 to, but excluding, June 30, 2011.

“Remarketing Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer in the City of New York to the Quotation Agent on the third Business Day immediately preceding the Reset Effective Date (or the Remarketing Date, if not the third Business Day immediately preceding the Reset Effective Date) for the purchase of the Remarketing Treasury Portfolio for settlement on the Reset Effective Date.

“Reorganization Event” means any one or a combination of the following:

(i)                                     any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving Person and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

(ii)                                  any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(iii)                               any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or

(iv)                              any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event.

“Reset Effective Date” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Reset Rate” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Responsible Officer” means, when used with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent within Corporate Trust Administration (or any successor unit, department or division of the Purchase Contract Agent) located at the Corporate Trust Office of the Purchase Contract Agent who has direct responsibility for the administration of the Agreement and, for the purposes of Section 7.01(b)(ii), also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Restricted Period” means the period commencing on, and including, the Business Day preceding any Three-Business Day Remarketing Period and ending on, and including, the later of the Reset Effective Date and the Business Day following the last Remarketing Date during that Three-Business Day Remarketing Period.

“Rights” has the meaning set forth in Section 5.04(a)(xii).

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Securities Intermediary” means the Person named as Securities Intermediary in the preamble of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Senior Indebtedness” means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

“Separate Notes” means Notes that have been released from the Pledge following Collateral Substitution and are therefore no longer a component of Corporate Units.

“Separate Notes Purchase Price” means the amount in cash equal to the product of (i) the Remarketing Per Note Price and (ii) the number of Separate Notes remarketed in a Remarketing during the Period for Early Remarketing.

“Settlement Rate” has the meaning set forth in Section 5.01(a).

“Special Event” has the meaning set forth in Section 1.02 of the First Supplemental Indenture.

“Special Event Redemption” means the redemption of the Notes pursuant to the Indenture following the occurrence of a Special Event.

“Special Event Redemption Date” means the date upon which a Special Event Redemption is scheduled to occur pursuant to the Indenture.

“Special Event Treasury Portfolio” means a portfolio of U.S. Treasury Securities (or principal or interest strips thereof) that mature on or prior to June 30, 2011 in an aggregate amount at maturity equal to the Applicable Principal Amount and with respect to each scheduled Interest Payment Date on the Notes that occurs after the Special Event Redemption Date to, and including the Purchase Contract Settlement Date, U.S. Treasury Securities (or principal or interest strips thereof) that mature on or prior to the Business Day immediately preceding such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the Applicable Principal Amount on such date.

“Special Event Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a Primary Treasury Dealer in the City of New York to the Quotation Agent on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Special Event Treasury Portfolio for settlement on the Special Event Redemption Date.

“Spin-Off” has the meaning set forth in Section 5.04(a)(iv).

“Stated Amount” means $50.

“Successful Early Remarketing” has the meaning set forth in Section 5.02(a)(i).

“Successful Final Remarketing” has the meaning set forth in Section 5.02.

“Successful Remarketing” means a Successful Early Remarketing or a Successful Final Remarketing.

“Termination Date” means the date, if any, on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following events:

(i)                                     at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or order of a court having jurisdiction over the Company shall have been entered adjudging the Company to be bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable Federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii)                                  at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or order of a court having jurisdiction over the Company for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and if such decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(iii)                               at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Three-Business Day Remarketing Period” means a period occurring during the Period for Early Remarketing, beginning on, and including, the first of three sequential Remarketing Dates and ending on and including the third of such sequential Remarketing Dates during which period the Notes will be remarketed in accordance with the provisions of the Remarketing Agreement.

“Threshold Appreciation Price” has the meaning set forth in Section 5.01.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

“TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time.  Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.  If the Common Stock is not traded on a securities exchange or quoted in the over-the-counter market, then “Trading Day” shall mean Business Day.

“Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective endorsement; (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book-entry that such security entitlement has been credited to the transferee’s securities account.

“Treasury Portfolio” means, as applicable, the Remarketing Treasury Portfolio or the Special Event Treasury Portfolio.

“Treasury Portfolio Purchase Price” means, as applicable, the Remarketing Treasury Portfolio Purchase Price or the Special Event Treasury Portfolio Purchase Price.

“Treasury Securities” means zero-coupon U.S. treasury securities that mature on June 30, 2011 (CUSIP No. 912820NG8).

“Treasury Unit” means, following the substitution of Treasury Securities for Pledged Applicable Ownership Interests in Notes or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, as collateral to secure a Holder’s obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

“Treasury Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Underwriters” means the underwriters identified in Schedule 1 to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of May 6, 2008, among the Company and the Underwriters, relating to the issuance of Corporate Units by the Company.

“Unit” means a Corporate Unit or a Treasury Unit, as the case may be.

“Value” means, with respect to any item of Collateral on any date, as to (1) Cash, the amount thereof, (2) Treasury Securities, the aggregate principal amount thereof at maturity and (3) Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of each of Applicable Ownership Interest in the Remarketing Treasury Portfolio and Applicable Ownership Interest in the Special Event Treasury Portfolio), the appropriate aggregate percentage of the aggregate principal amount at maturity of the Treasury Portfolio.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person means capital stock of the class or classes pursuant to which holders of such capital stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02.  Compliance Certificates and Opinions.  Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include:

(i)                                     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Purchase Contract Agent.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.

(c)                                  The ownership of Units shall be proved by the Security Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit  issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e)                                  The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders.  If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date.  Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04(d), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05.  Notices.  All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

The Purchase Contract Agent shall send to the Indenture Trustee at the following address a copy of any notices in the form of Exhibits C, D, E or F it sends or receives:

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention:  Corporate Trust Administration

Telephone:  (212) 815-5995

Facsimile:  (212) 815-5704

Section 1.06.  Notice to Holders; Waiver.

Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

Section 1.09.  Separability Clause.  In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.  Benefits of Agreement.  Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11.  Governing Law.  THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION WOULD GOVERN AS A RESULT.  The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 1.12.  Legal Holidays.  In any case where any Interest Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments and Deferred Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day, unless such Business Day is in the next succeeding calendar year, in which case such Contract Adjustment Payments or other distributions shall be paid on the immediately preceding Business Day, in each case with the same force and effect as if made on such scheduled Interest Payment Date; provided that no interest shall accrue or be payable by the Company or to any Holder in respect of such delay.

In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Fundamental Change Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Fundamental Change Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early

Settlement or Fundamental Change Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as applicable.

Section 1.13.  Counterparts.  This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14.  Inspection of Agreement.  A copy of this Agreement shall be available upon prior written request at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.15.  Appointment of Financial Institution as Agent for the Company.  The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof.  Any such appointment shall not relieve the Company in any way from its obligations hereunder.

Section 1.16.  No Waiver.  No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 1.17.  Tax Treatment.  The Company agrees, and by acceptance of a Corporate Unit, each Holder of a Corporate Unit will be deemed to have agreed, for all tax purposes (i) to treat the acquisition of a Corporate Unit as the acquisition of the ownership interest in the Note and the Purchase Contract constituting the Corporate Unit, (ii) to treat the Note as indebtedness of the Company that is subject to the rules applicable to contingent payment debt instruments under Treas. Reg. Sec. 1.1275-4 for U.S. federal, state and local income and franchise tax purposes and (iii) to treat the Note and the Purchase Contracts as separate instruments.

Section 1.18.  Waiver Of Jury Trial.  EACH OF THE COMPANY, THE PURCHASE CONTRACT AGENT, THE COLLATERAL AGENT, THE CUSTODIAL AGENT AND THE SECURITIES INTERMEDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE UNITS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 2
CERTIFICATE FORMS

Section 2.01.  Forms of Certificates Generally.  The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Corporate Units Certificates) or Exhibit B hereto (in the case of Treasury Units Certificates), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B for a Global Certificate.

Section 2.02.  Form of Purchase Contract Agent’s Certificate of Authentication.  The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be substantially in the form set forth on the form of the applicable Certificates.

ARTICLE 3
THE UNITS

Section 3.01.  Amount; Form and Denominations.  The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 20,000,000 (or 23,000,000 if the Underwriters exercise their over-allotment option to purchase additional Units in full as set forth in the Underwriting Agreement), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, Section 3.05, Section 3.10, Section 3.13, Section 3.14 or Section 8.05.

The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

Section 3.02.  Rights and Obligations Evidenced by the Certificates.  Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (i) the ownership by the Holder thereof of an Applicable Ownership Interest in Notes or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Applicable Ownership Interest in Notes or Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of each of definitions of Applicable Ownership Interest in the Remarketing Treasury Portfolio or the Applicable Ownership Interest in the Special Event Treasury Portfolio, as the case may be), as the case may be, by such Holder pursuant to this Agreement, and (ii) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.  The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to Article 11 hereof, the Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definitions of each of Applicable Ownership Interest in the Remarketing Treasury Portfolio or Applicable Ownership Interest in the Special Event Treasury Portfolio, as the case may be) forming a part of such Corporate Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Applicable Ownership Interests in the Notes and or Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definitions of each of Applicable Ownership Interest in the Remarketing Treasury Portfolio or Applicable Ownership Interest in the Special Event Treasury Portfolio, as the case may be) to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.  To effect such Pledge and grant such security interest, the Purchase Contract Agent, on behalf of the Holders of Corporate Units has, on the date hereof, delivered to the Collateral Agent the Notes underlying the Applicable Ownership Interests in Notes.

Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (i) the ownership by the Holder thereof of a 1/20, or 5%, undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to this Agreement, and (ii) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.  The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to Article 11 hereof, such Holder’s interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contract shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03.  Execution, Authentication, Delivery and Dating.  Subject to the provisions of Section 3.13 and Section 3.14 hereof, upon the execution and delivery of this

Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, a Vice Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, its Treasurer or a Vice President.  The signature of any of these officers on the Certificates may be manual or facsimile.

Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder’s attorney-in-fact.  Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contract or Purchase Contracts evidenced by such Certificate.

Each Certificate shall be dated the date of its authentication.

No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.04.  Temporary Certificates.  Pending the preparation of definitive Certificates, the Company may execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

If temporary Certificates are issued, the Company shall cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered.  Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

Section 3.05.  Registration; Registration of Transfer and Exchange.  The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”).  The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office.  Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase

Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.04, Section 3.06 and Section 8.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Fundamental Change Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date.  In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i)                                     if the Purchase Contract Settlement Date, an Early Settlement Date or a Fundamental Change Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate; or

(ii)                                  if a Termination Event, Early Settlement or Fundamental Change Early Settlement shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Notes, the Treasury Securities, or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

Section 3.06.  Book-Entry Interests.  The Certificates will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company.  The Company hereby designates DTC as the initial Depositary.  Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09.  The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company.  Following the issuance of such Global Certificates and unless and until definitive, and fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

(i)                                     the provisions of this Section 3.06 shall be in full force and effect;

(ii)                                  the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that a Beneficial Owner may directly enforce against the Company, without any consent, proxy, waiver or involvement of the Depositary of any kind, such Beneficial Owner’s right to receive a definitive Certificate representing the Units beneficially owned by such Beneficial Owner, as set forth in Section 3.09;

(iii)                               to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv)                              except as set forth in the proviso of clause (ii) of this Section 3.06, the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.  The Depositary will make book-entry transfers among Depositary Participants and receive and transmit payments of Contract Adjustment Payments to such Depositary Participants.

Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases set forth in such Global Certificate.

Section 3.07.  Notices to Holders.  Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.08.  Appointment of Successor Depositary . If the Depositary elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Units.

Section 3.09.  Definitive Certificates.

If:

(i)                                     the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Units and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or

(ii)                                  the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or

(iii)                               to the extent permitted by the Depositary, the Company determines at any time that the Units shall no longer be represented by Global Certificates and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Units from such Depositary, following notification by the Depositary of their right to do so;

then (x) definitive Certificates shall be prepared by the Company with respect to such Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Units by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with instructions provided by the Depositary.  The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions.  Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

Section 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates.  If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, with respect to such lost, stolen, destroyed or mutilated Certificate, a new Certificate, on or after the Business Day immediately preceding the earliest of any Early Settlement Date, any Fundamental Change Early Settlement Date, the Purchase Contract Settlement Date or the Termination Date.  In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration of transfer instructions from such Holder, the Purchase Contract Agent shall:

(i)                                     if the Purchase Contract Settlement Date (including upon any Cash Settlement), an Early Settlement Date or a Fundamental Change Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; or

(ii)                                  if a Fundamental Change Early Settlement or an Early Settlement with respect to such lost, stolen, destroyed or mutilated Certificate or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date or a Fundamental Change Settlement shall have occurred, transfer the Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Certificate issued pursuant to this Section in lieu of any lost, stolen, destroyed or mutilated Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the lost, stolen, destroyed or mutilated Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of lost, stolen, destroyed or mutilated Certificates.

Section 3.11.  Persons Deemed Owners.  Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such

Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution with respect to the Applicable Ownership Interests in Notes or of the Applicable Ownership Interests of the Treasury Portfolio (as specified in clause (ii) of the definitions of each of Applicable Ownership Interests in the Remarketing Treasury Portfolio and Applicable Ownership Interests in the Special Event Treasury Portfolio) (if any), as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate.  None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.12.  Cancellation.  All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Fundamental Change Early Settlement or for delivery of the Notes underlying the appropriate Applicable Ownership Interests in Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Fundamental Change Early Settlement, or upon the registration of transfer or exchange of a Unit, or a Collateral Substitution or the recreation of Corporate Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it.  The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent.  No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.12, except as expressly permitted by this Agreement.  All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

Section 3.13.  Creation of Treasury Units by Substitution of Treasury Securities.  (a) Unless Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Notes as a component of the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder of Corporate Units may, at any time from and after the date of this Agreement and on or prior to the close of business on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, effect a Collateral Substitution and separate the Notes underlying the Applicable Ownership Interests in Notes in respect of such Holder’s Corporate Units by substituting for such Applicable Ownership Interests in Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Notes underlying the Applicable Ownership Interests in Notes; provided that (i) Holders may make Collateral Substitutions only in integral multiples of 20 Corporate Units and (ii) no Collateral Substitution shall be effected during a Restricted Period.  To effect such substitution, the Holder must:

(1)                                  Transfer to the Securities Intermediary, for credit to the Collateral Account, Treasury Securities or security entitlements with respect thereto having a Value equal to the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in Notes for which such Collateral Substitution is made; and

(2)                                  Transfer the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit G hereto.

Upon confirmation that the Treasury Securities described in clause (1) above or security entitlements with respect thereto have been credited to the Collateral Account and receipt of the instruction to the Collateral Agent described in clause (2) above, the Collateral Agent shall release such Applicable Ownership Interest in Notes from the Pledge and instruct the Securities Intermediary by a notice, substantially in the form of Exhibit H hereto, to Transfer such Notes underlying the Applicable Ownership Interests in Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Upon credit to the Collateral Account of Treasury Securities or security entitlements with respect thereto delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the appropriate Notes underlying the appropriate Pledged Applicable Ownership Interest in Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Upon receipt of the Notes underlying such Applicable Ownership Interest in Notes, the Purchase Contract Agent shall promptly:

(i)    cancel the related Corporate Units;

(ii)   Transfer the Notes to the Holder; and

(iii)  deliver Treasury Units in book-entry form, or if applicable, authenticate, execute on behalf of such Holder and deliver Treasury Units in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

Holders who elect to separate the Notes from the related Purchase Contracts by substituting Treasury Securities for such Applicable Ownership Interest in Notes shall be responsible for any fees or expenses, (including, without limitation, fees and expenses payable to the Collateral Agent), in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

(b)        Notwithstanding clause (a) of this Section 3.13, if Applicable Ownership Interests in the Treasury Portfolio have replaced the Notes underlying Applicable Ownership Interests in Notes as a component of Corporate Units and subject to the conditions set forth in this Agreement, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Pledged Applicable Ownership Interests in the Treasury Portfolio underlying such Corporate Units, but only in integral multiples of 10,000 Corporate Units or such other number of Corporate Units as may be determined by the Remarketing Agent upon a Successful Remarketing of the Notes if the Reset Effective Date is not an Interest Payment Date.  In such instance, the Holder shall Transfer Treasury Securities having a Value equal to aggregate Value of the Pledged Applicable Ownership Interests in the Treasury Portfolio for which substitution is being made to the Securities Intermediary, for credit to the Collateral Account, and the Purchase Contract Agent, Collateral Agent and Securities Intermediary shall (i) effect a Collateral Substitution for the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio in the manner set forth in clause (a) above (except that the relevant request by the Holder and instruction by the Purchase Contract Agent shall relate to the release of the relevant Pledged Applicable Ownership Interests in the Treasury Portfolio) and (ii) release any applicable portion of the interest payment the Company made on a Reset Effective Date (if not a Quarterly Interest Payment Date) under the First Supplemental Indenture, if such cash payment has not already been paid to Holders of the Corporate Units.

(c)        In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Notes underlying the Applicable Ownership Interests in Notes, or with respect to the Applicable Ownership

Interests in the Treasury Portfolio, in each case constituting a part of such Corporate Units, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

(d)        Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Fundamental Change Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

Section 3.14.  Recreation of Corporate Units.  (a) Unless Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Notes as a component of the Corporate Units, and subject to the conditions set forth in this Agreement, each Holder of Treasury Units may recreate Corporate Units at any time on or prior to the close of business on the seventh Business Day immediately preceding the Purchase Contract Settlement Date; provided that (i) Holders of Treasury Units may only recreate Corporate Units in integral multiples of 20 Treasury Units and (ii) no Collateral Substitution shall be effected during a Restricted Period.  To recreate Corporate Units, the Holder must:

(1)                                  Transfer to the Collateral Agent for credit to the Collateral Account Notes or security entitlements with respect thereto having an aggregate principal amount equal to the Value of the Treasury Securities to be released; and

(2)                                  Transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit I hereto.

Upon confirmation that the Notes described in clause (1) above or security entitlements with respect thereto have been credited to the Collateral Account and receipt of the instruction from the Purchase Contract Agent described in clause (2) above, the Collateral Agent shall release such Pledged Treasury Securities from the Pledge and shall instruct the Securities Intermediary by a notice substantially in the form of Exhibit J hereto to Transfer such Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Upon credit to the Collateral Account of Notes or security entitlements with respect thereto delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

(i)    cancel the related Treasury Units;

(ii)   Transfer the Treasury Securities to the Holder; and

(iii)  deliver Corporate Units in book-entry form, or if applicable, authenticate, execute on behalf of such Holder and deliver Corporate Units in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses, (including, without limitation, fees and expenses payable to the Collateral Agent), in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

(b)   Notwithstanding clause (a) of this Section 3.14, if Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Notes as a component the Corporate Units and subject to the conditions set forth in this Agreement, a Holder of Treasury Units may at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date substitute Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities included in such Treasury Units, but only in integral multiples of 10,000 Treasury Units or such other number of Treasury Units as may be determined by the Remarketing Agent following a Successful Remarketing of the Notes if the Reset Effective Date is not an Interest Payment Date.  In addition, if the Corporate Units are reestablished following a Reset Effective Date which is not also an Interest Payment Date but prior to the close of business on the Record Date related to the Interest Payment Date next succeeding such Reset Effective Date, the Holder shall deposit with the Securities Intermediary for credit to the Collateral Account cash in an amount equal to the interest accrued on the Notes that would have been a component of the Corporate Units to be created from the Interest Payment Date next preceding the Reset Effective Date to, but excluding, the Reset Effective Date (except that the relevant request by the Holder and instruction by the Purchase Contract Agent shall relate to the release of the relevant Pledged Applicable Ownership Interests in the Treasury Portfolio).  In such an event, the Holder shall Transfer the Applicable Ownership Interests in the Treasury Portfolio having a Value equal to the aggregate Value of the Treasury Securities for which substitution is being made to the Securities Intermediary, for credit to the Collateral Account, and the Purchase Contract Agent,

Collateral Agent and Securities Intermediary shall effect a Collateral Substitution and release the Treasury Securities from the Pledge in the manner set forth in clause (c) above.

(c)   Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Fundamental Change Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the interest in the Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

Section 3.15.  Transfer of Collateral upon Occurrence of Termination Event.  (a) Upon receipt by the Collateral Agent of written notice pursuant to Section 5.06 hereof from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:

(i)    any Notes underlying Pledged Applicable Ownership Interests in Notes or security entitlements with respect thereto or Pledged Applicable Ownership Interests in the Treasury Portfolio;

(ii)   any Pledged Treasury Securities;

(iii)  any payments made by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof; and

(iv)  any Proceeds and all other payments the Collateral Agent receives in respect of the foregoing;

to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby; provided, however, that if any Holder shall be entitled to receive Notes in an aggregate principal amount of less than $1,000, or greater than $1,000 but not in an integral multiple of $1,000, the Purchase Contract Agent shall request, on behalf of such Holder, pursuant to Section 2.03 of the Supplemental Indenture that the Company issue Notes in denominations of $50, or integral multiples thereof, in exchange for Notes in denominations of $1,000 or integral multiples thereof; provided further that if any Holder shall be entitled to receive less than $1,000 with respect to its Pledged Applicable Ownership Interests in the Treasury Portfolio or its Pledged Treasury Securities, the Purchase Contract Agent shall have the right (but not the obligation) to dispose of such Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities for cash and deliver to such Holder cash in lieu of delivering the Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be.

(b)   Notwithstanding anything to the contrary in clause (a) of this Section 3.15, if such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided by this Section 3.15, the Purchase Contract Agent shall use its best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company’s being the debtor in such a bankruptcy case, the Collateral Agent shall not be prohibited from releasing or Transferring the Collateral as provided in this Section 3.15, and shall deliver or cause to be delivered such opinion to the Collateral Agent within 10 days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within 10 days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided in this Section 3.15, then the Purchase Contract Agent shall within 15 days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, or as the case may be, as provided by this Section 3.15.

(c)   Upon the occurrence of a Termination Event and the Transfer to the Purchase Contract Agent of the Notes underlying Pledged Applicable Ownership Interests in Notes, the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, pursuant to Section 3.15(a), the Purchase Contract Agent shall request transfer instructions with respect to such Notes, Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

(d)   Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities,

as the case may be, that are a component of such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions and, in the case of the Notes underlying Pledged Applicable Ownership Interests in Notes, in accordance with the terms of the First Supplemental Indenture.  In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)    the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii)   the expiration of the time period specified by the applicable law governing abandoned property in the state in which the Purchase Contract Agent holds such property.

Section 3.16.  No Consent to Assumption.  Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

Section 3.17.  Substitutions.  Whenever a Holder has the right to substitute Treasury Securities, Notes underlying Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or security entitlements for any of them, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

ARTICLE 4
THE NOTES AND APPLICABLE OWNERSHIP
INTERESTS IN THE TREASURY PORTFOLIO

Section 4.01.  Interest Payments; Rights to Interest Payments Preserved.  (a)  The Collateral Agent (if the Notes underlying Pledged Applicable Ownership Interests in Notes are in the name of the Collateral Agent) shall transfer all income and distributions received by it on account of the Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Applicable Ownership Interests in the Treasury Portfolio or Permitted Investments

from time to time held in the Collateral Account ([                ], ABA #[                ], Account No.: [                ], Account: Legg Mason Collateral Account) to the Purchase Contract Agent for distribution to the applicable Holders as provided in this Agreement and the Purchase Contracts.

(b)   Any payment on any Note underlying Pledged Applicable Ownership Interests in Notes or any distribution on any Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio and clauses (ii) or (iii) of the definition of Applicable Ownership Interest in the Remarketing Treasury Portfolio), as the case may be, which is paid on any Interest Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Company or from the Collateral Agent as provided in Section 4.01(a) above be paid to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Applicable Ownership Interest in Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Interest Payment Date.  Interest payable on the Notes underlying the Applicable Ownership Interests in Notes on a Reset Effective Date that falls on a day that is not an Interest Payment Date, as well as any cash deposited with the Collateral Agent in accordance with the provisions of Section 3.14(b), shall, in accordance with the provisions of this Agreement, be released by the Collateral Agent to the Purchase Contract Agent on the next succeeding Payment Date or on such earlier date falling prior to the Record Date for such next succeeding Contract Adjustment Payment Date on which (i) Corporate Units are transformed into Treasury Units pursuant to Section 3.13 by the Holder establishing Treasury Units, or (ii) Corporate Units are settled early in accordance with the provisions of Section 5.07 by the Holders exercising rights pursuant to such Section.  Amounts payable in accordance with the preceding sentence shall be payable by the Purchase Contract Agent to the Persons in whose names the Corporate Units Certificate is registered at the close of business on the Record Date for the applicable Payment Date or to the Holder of Corporate Units transforming Corporate Units into Treasury Units or exercising an Early Settlement in accordance with Section 5.07.

(c)   Each Corporate Units Certificate evidencing Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrue interest or distributions, which were carried by the Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio underlying such other Corporate Units Certificate.

(d)   In the case of any Corporate Unit with respect to which (i) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(b) or hereof, (ii) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07 hereof, (iii) Fundamental Change Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(ii) hereof,

(iv) a Collateral Substitution is properly effected pursuant to Section 3.13, or (v) a Successful Early Remarketing occurs with respect to the Note underlying Applicable Ownership Interest in Notes as a component of a Corporate Unit, in each case on a date that is after any Record Date and prior to or on the next succeeding Interest Payment Date, interest on the Notes underlying Applicable Ownership Interests in Notes or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, as a component of such Corporate Unit otherwise payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such Cash Settlement, Early Settlement, Fundamental Change Early Settlement, Collateral Substitution or Successful Early Remarketing, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.

(e)   Except as otherwise expressly provided in Section 4.01(c) hereof, in the case of any Corporate Units with respect to which Cash Settlement, Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments attributable to the Notes underlying the Applicable Ownership Interests in the Notes or distributions on Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Fundamental Change Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Notes or Applicable Ownership Interests in the Treasury Portfolio that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive interest on such Separate Notes or distributions on such Applicable Ownership Interests in the Treasury Portfolio.

Section 4.02.  Principal Payments Prior to or on Purchase Contract Settlement Date.  (a) Subject to the provisions of Section 5.02(a), Section 5.04(b)(ii) and Section 5.07, and except as provided in Section 4.02(b) below, if no Termination Event shall have occurred, all principal payments received by the Securities Intermediary in respect of (1) the principal amount of Notes underlying Pledged Applicable Ownership Interests in Notes, (2) the Pledged Applicable Ownership Interests in the Treasury Portfolio and (3) the Pledged Treasury Securities, shall be credited to the Collateral Account, to be invested in Permitted Investments until the Purchase Contract Settlement Date, and transferred to the Company on the Purchase Contract Settlement Date as provided in Section 5.02 hereof.  Any balance remaining in the Collateral Account shall be released from the Pledge and transferred to the Purchase Contract Agent for the benefit of the Holders of record on the Purchase Contract Settlement Date for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created hereby.  The Company shall instruct the Collateral Agent in writing as to the specific

Permitted Investments in which any payments made under this Section 4.02 shall be invested; provided, however, that if the Company fails to deliver such instructions by 10:30 a.m., New York City time, on the day such payments are received by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such payments in Permitted Investments of the type described in clause (6) of the definition of Permitted Investments which have been designated by the Company in writing from time to time in a standing instruction to the Securities Intermediary which shall be effective until revoked or superseded.  In no event shall the Collateral Agent be liable for the selection of Permitted Investments or for investment losses incurred thereon.  Neither the Collateral Agent nor the Securities Intermediary shall have any liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

(b)        All payments received by the Securities Intermediary in respect of (1) the Notes, (2) the Applicable Ownership Interests in the Treasury Portfolio and (3) the Treasury Securities or security entitlements with respect thereto, that, in each case, have been released from the Pledge hereunder shall be transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

Section 4.03.  Notice and Voting.  (a) Subject to Section 4.03(b) hereof, the Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Notes underlying Pledged Applicable Ownership Interests in Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Notes underlying Pledged Applicable Ownership Interests in Notes; and provided further that the Purchase Contract Agent shall give the Company and the Collateral Agent at least four Business Days’ prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Notes underlying Pledged Applicable Ownership Interests in Notes, including either notice of any meeting at which holders of the Notes are entitled to vote or the solicitation of consents, waivers or proxies of holders of the Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, to execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Notes underlying Pledged Applicable Ownership Interests in Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Notes underlying Pledged Applicable Ownership Interests in Notes.

(b)        Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the

Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:

(i)            containing such information as is contained in the notice or solicitation;

(ii)           stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Notes underlying the Applicable Ownership Interests in Notes that are a component of their Corporate Units; and

(iii)          stating the manner in which such instructions may be given.

Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Notes as to which any particular voting instructions are received.  In the absence of specific instructions from the Holder of Corporate Units, the Purchase Contract Agent shall abstain from voting the Notes underlying Pledged Applicable Ownership Interests in Notes that are a component of such Corporate Units.  The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent as to the exercise of such voting rights in order to enable the Purchase Contract Agent to vote such Notes.

(c)                                  The Holders of Corporate Units and the Holders of Treasury Units shall have no voting or other rights in respect of Common Stock.

Section 4.04.  Special Event Redemption.  (a)  If the Company elects to redeem the Notes following the occurrence of a Special Event as permitted by the Indenture, it shall notify the Collateral Agent in writing that a Special Event has occurred and that it intends to redeem the Notes on the Special Event Redemption Date.  Upon the occurrence of such Special Event Redemption while Notes are still credited to the Collateral Account, the Collateral Agent shall, and is hereby authorized to, instruct the Securities Intermediary to present the Notes underlying Pledged Applicable Ownership Interests in Notes for payment as may be required by their respective terms and to direct the Indenture Trustee to remit the Redemption Price to the Securities Intermediary for credit to the Collateral Account, on or prior to 11:00 a.m., New York City time, on such Special Event Redemption Date, by wire transfer of immediately available funds.  Upon receipt of such funds by the Securities Intermediary and the credit thereof to the Collateral Account, the Notes underlying Pledged Applicable Ownership Interests in Notes shall be released from the Collateral Account and promptly transferred to the Company.  Upon the crediting of such funds to the Collateral Account, the Collateral Agent, at the written direction of the Company, shall instruct the Securities Intermediary to (i) apply an amount equal to the

Redemption Amount of such funds to purchase the Special Event Treasury Portfolio from the Quotation Agent, (ii) credit to the Collateral Account the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio) and (iii) promptly remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of Corporate Units, in accordance with their respective interests.

(b)           Upon the occurrence of a Special Event Redemption, (i) the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio) will be substituted as Collateral for the Notes underlying Pledged Applicable Ownership Interests in Notes and will be held by the Collateral Agent in accordance with the terms hereof to secure the Obligation of each Holder of Corporate Units, (ii) the Holders of Corporate Units and the Collateral Agent shall have such rights and obligations, and the Collateral Agent shall have such security interest, with respect to such Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio) as the Holders of Corporate Units and the Collateral Agent had in respect of the Notes underlying Pledged Applicable Ownership Interests in Notes, subject to the Pledge thereof, and (iii) any reference herein to Applicable Ownership Interests in Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio.  The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio) for Applicable Ownership Interests in Notes as Collateral.

Section 4.05.  Payments to Purchase Contract Agent.  The Securities Intermediary shall use commercially reasonable efforts to deliver any payments required to be made by it to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:30 a.m., New York City time, on the next succeeding Business Day.

Section 4.06.  Payments Held in Trust.  If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account (other than interest on the Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clauses (ii) or (iii) of the definition of Applicable Ownership Interest in the Special Event Treasury Portfolio)) and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold such payments as trustee of an express trust for the benefit of the

Company and, upon receipt of an Officers’ Certificate of the Company so directing, promptly deliver such payments to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the applicable Holder or Holders, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received.  The Purchase Contract Agent shall have no liability under this Section 4.06 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

ARTICLE 5
THE PURCHASE CONTRACTS

Section 5.01.  Purchase of Shares of Common Stock.  (a) Each Purchase Contract shall obligate the Holder of the related Units to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price in cash equal to the Stated Amount (the “Purchase Price”), a number of newly issued shares of Common Stock (subject to Section 5.08) equal to the Settlement Rate unless an Early Settlement, a Fundamental Change Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred.  The “Settlement Rate” is equal to:

(i)            if the Applicable Market Value (as defined below) is greater than or equal to $67.56 (the “Threshold Appreciation Price”), the Settlement Rate shall be 0.7401 shares of Common Stock (such Settlement Rate being referred to herein as the “Minimum Settlement Rate”);

(ii)           if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $56.30 (the “Reference Price”), the Settlement Rate shall be a number of shares of Common Stock per Purchase Contact equal to the Stated Amount divided by the Applicable Market Value; and

(iii)          if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate shall be 0.8881 shares of Common Stock which is equal to the Stated Amount divided by the Reference Price (such Settlement Rate being referred to herein as the “Maximum Settlement Rate”);

in each case subject to adjustment as provided in Section 5.04 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

(b)     Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit will be deemed to have:

(i)            duly appointed the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf and in its name as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii)         irrevocably agreed to be bound by the terms and provisions of such Unit, including but not limited to, the terms and provisions of the Purchase Contract;

(iii)        covenanted and agreed to perform its obligations under this Agreement and such Purchase Contract for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit;

(iv)        consented to the provisions hereof;

(v)         duly appointed the Purchase Contract Agent to enter into and perform this Agreement on its behalf and in its name as its attorney-in-fact;

(vi)        consented to, and agreed to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Pledged Applicable Ownership Interests in Notes and the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities pursuant to this Agreement and the delivery of the Notes underlying such Applicable Ownership Interests in Notes by the Purchase Contract Agent to the Collateral Agent; and

(vii)       for all tax purposes, agreed (i) to treat the acquisition of a Corporate Unit as the acquisition of the ownership interest in the Note and the Purchase Contract constituting the Corporate Unit, (ii) to treat the Note as indebtedness of the Company that is subject to the rules applicable to contingent payment debt instruments under Treas. Reg. Sec. 1.1275-4 for U.S. federal, state and local income and franchise tax purposes and (iii) to treat the Note and the Purchase Contracts as separate instruments.

provided that upon a Termination Event, the rights of the Holder of such Units under the Purchase Contract may be enforced without regard to any other rights or obligations.

(c)           Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, will be deemed to have further covenanted and agreed that to the extent and in the manner provided in Section 5.02 hereof, but subject to the terms thereof, on the Purchase Contract Settlement Date, Proceeds of the Pledged Applicable Ownership Interests in Notes, the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as applicable, equal to the Purchase Price, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

(d)           Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement and the Purchase Contracts underlying such Certificate and the transferor shall be released from the obligations under this Agreement and the Purchase Contracts underlying the Certificate so transferred.  The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

Section 5.02.  Remarketing; Payment of Purchase Price.  (i) Unless a Special Event Redemption has occurred or will occur or a Successful Remarketing has already occurred, the Company may, at its option and in its sole discretion, conduct a Remarketing during the Period for Early Remarketing consisting of three successive Remarketing Dates on each of which it shall cause the Remarketing Agent to remarket, in whole (but not in part), (1) the Notes underlying Pledged Applicable Ownership Interests in Notes that are a component of the Corporate Units and (2) any Separate Notes of Holders who have elected to in the manner set forth in clause (ii) below to have their Notes so remarketed.  Promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the first Remarketing Date of the applicable Three-Business Day Remarketing Period, the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate principal amount of Notes underlying Pledged Applicable Ownership Interests in Notes and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes, if any, that are to be remarketed pursuant to clause (ii) below.  Concurrently, the Custodial Agent will present the Separate Notes for Remarketing to the Remarketing Agent.  Upon receipt of such notices from the Purchase Contract Agent and Custodial Agent, and the Separate Notes for Remarketing from the Custodial Agent, the Remarketing Agent shall, during the Three-Business Day Remarketing Period, use its reasonable efforts to remarket (based on the Reset Rate) such Notes underlying Pledged Applicable Ownership Interests in Notes and Separate Notes at a price equal to the sum of (x) approximately 100.00% of the sum of the Remarketing Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price and (y) the Remarketing Fee.  If the Remarketing Agent is able to remarket the Notes underlying Pledged Applicable Ownership Interests in Notes and the Separate Notes at a price equal to or greater than 100.00% of the Remarketing Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (a “Successful Early Remarketing”), the Collateral Agent shall instruct the Securities Intermediary to:

(A)             Transfer the Notes underlying Pledged Applicable Ownership Interests in Notes to the Remarketing Agent upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Successful Remarketing attributable to such Notes underlying Pledged Applicable Ownership Interests in Notes (after deducting any Remarketing Fee) in the Collateral Account;

(B)              apply an amount equal to the Remarketing Treasury Portfolio Purchase Price to purchase from the Quotation Agent the Remarketing Treasury Portfolio;

(C)              credit the Applicable Ownership Interests in the Remarketing Treasury Portfolio (as specified in clause (i) of the definition of such term) to the Collateral Account; and

(D)              promptly remit the remaining portion of such Proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units, in accordance with their respective interests.

The Remarketing Agent may deduct the Remarketing Fee from any amount of Proceeds therefrom in excess of sum of the Remarketing Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price.  With respect to Notes underlying Pledged Applicable Ownership Interests in Notes, any Proceeds of the Remarketing attributable to such Notes underlying Pledged Applicable Ownership Interests in Notes in excess of the sum of the Remarketing Treasury Portfolio Purchase Price plus the Remarketing Fee with respect to such Notes underlying Pledged Applicable Ownership Interests in Notes will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units.  The Applicable Ownership Interests in the Remarketing Treasury Portfolio will be substituted for the Notes underlying Pledged Applicable Ownership Interests in Notes and the appropriate Applicable Ownership Interests in the Remarketing Treasury Portfolio (as specified in clause (i) of the definition of such term) shall be held as Collateral to secure the Obligations of the Holders of Corporate Units.  With respect to Separate Notes upon a Successful Early Remarketing, any Proceeds of the Remarketing attributable to such Separate Notes in excess of the Remarketing Fee with respect to the Separate Notes will be remitted to the Custodial Agent for payment to the holders of such Separate Notes on the Reset Effective Date.  None of the Company, the Purchase Contract Agent, or any Holders of Corporate Units or Holders of Separate Notes whose Notes or Separate Notes are so remarketed shall otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

Following the occurrence of a Successful Early Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such rights and obligations, and the Collateral Agent shall have such security interest, with respect to the Pledged Applicable Ownership Interests in the Remarketing Treasury Portfolio (as specified in clause (i) of the definition of such term) as the Holder of Corporate Units and the Collateral Agent had in respect of the Notes underlying Pledged Applicable Ownership Interests in Notes, subject to the Pledge thereof, and any reference herein or in the Certificates to the Applicable Ownership Interests in Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Remarketing Treasury Portfolio (as specified in clause (i) of the definition of such term) and any reference herein or in the Certificates to interest in the Applicable Ownership Interests in Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Remarketing Treasury Portfolio (as specified in clause (i) of the definition of such term).  The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Remarketing Treasury Portfolio for Applicable Ownership Interests in Notes.

If a Remarketing attempt on the first Remarketing Date during the applicable Three-Business Day Remarketing Period is not successful, the Remarketing Agent shall (unless impracticable), in accordance with the Remarketing Agreement, remarket the Notes underlying Pledged Applicable Ownership Interests in Notes on each of the next two succeeding Remarketing Dates during such Three-Business Day Remarketing Period until a Successful Remarketing occurs.  If, despite of using its reasonable efforts, the Remarketing Agent cannot remarket the Notes underlying Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, during such Three-Business Day Remarketing Period (other than to the Company) at a price not less than 100% of the sum of the Remarketing Treasury Portfolio Purchase Price plus the Separate Note Purchase Price or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the Remarketing will be deemed to have failed (a “Failed Early Remarketing”).  Promptly following a Failed Early Remarketing, the Remarketing Agent shall return, no later than the Business Day immediately following the end of such Three-Business Day Remarketing Period, the Separate Notes delivered for Remarketing to the Custodial Agent for delivery to the appropriate Holders of the Separate Notes.

(ii)           On or prior to the close of business on the second Business Day immediately preceding the first Remarketing Date of the applicable Three-Business Day Remarketing Period, but no earlier than the close of business on the fifth Business Day immediately preceding such first Remarketing Date of the applicable Three-Business Day Remarketing Period, Holders of Separate Notes may elect to have their Separate Notes remarketed under the Remarketing Agreement by delivering their Separate Notes, along with a notice of such election, substantially in the form of Exhibit L hereto, to the Custodial Agent.  The Custodial Agent shall hold the Separate Notes in an account separate from the Collateral Account in which the Notes underlying Pledged Applicable Ownership Interests in Notes shall be held.  Holders of Separate Notes electing to have their Separate Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit M hereto, on or prior to the close of business on the second Business Day immediately preceding the first Remarketing Date of the relevant Three-Business Day Remarketing Period, upon which notice the Custodial Agent shall return such Separate Notes to such Holder.  After such time, such election to remarket shall become an irrevocable election to have such Separate Notes remarketed in such Remarketing.  Promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the first Remarketing Date of the relevant Three-Business Day Remarketing Period, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Notes to be remarketed and shall deliver to the Remarketing Agent for Remarketing all Separate Notes delivered to the Custodial Agent pursuant to this Section 5.02(a)(ii) and not withdrawn pursuant to the terms hereof prior to such date.

(iii)          The Company shall request, not less than 10 Business Days prior to each Remarketing Announcement Date, that the Depositary (or any successor or its nominee) notify the Depositary Participants holding Notes underlying Pledged Applicable Ownership Interests in Notes of such Remarketing and procedures to be followed in such Remarketing.  On the Remarketing Announcement Date, the Company shall make a Remarketing Announcement regarding such proposed Remarketing of the Notes underlying Pledged Applicable Ownership Interests in Notes.

(iv)          The Company agrees to use its best efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Notes to be remarketed in the Remarketing during the Period for Early Remarketing or the Final Three-Business Day Remarketing Period, as the case may be, shall be effective with the Commission in a form that will enable the Remarketing Agent to rely on it in connection with such Remarketing.

(v)           The Company shall cause a notice of a Failed Remarketing to be published (with a copy of such notice to be provided to the Purchase Contract Agent) on the Business Day immediately following the final Remarketing Date of the applicable Three-Business Day Remarketing Period (which notice, in the event of a Failed Final Remarketing (as defined below), shall be published not later than 9:00 a.m. New York City time, and shall include the procedures that must be followed if a Holder of Notes underlying Pledged Applicable Ownership Interests in Notes wishes to exercise its Put Right) in each case, by making a timely release to any appropriate news agency, including Dow Jones News Service and Bloomberg Business News.

(b)     (i) Unless a Special Event Redemption has occurred or will occur prior to the Final Three-Business Day Remarketing Period, if no Successful Remarketing has occurred prior to the Final Three-Business Day Remarketing Period, each Holder shall have the right to satisfy such Holder’s Obligations on the Purchase Contract Settlement Date in separate cash by notifying the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash (“Cash Settlement”) prior to the close of business on the seventh Business Day immediately preceding the Purchase Contract Settlement Date.  Promptly following the close of business on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

(ii)           A Holder of a Corporate Unit (if the Treasury Portfolio has not replaced the Notes underlying Pledged Applicable Ownership Interests in Notes) who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Securities Intermediary for credit to the Collateral Account on or prior to 11:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary.

(iii)          If a Holder of a Corporate Unit does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(b)(i) above, or does notify the Purchase Contract Agent in accordance with Section 5.02(b)(i) above but fails to make such payment as required by Section 5.02(b)(ii) above, such Holder shall be deemed to have consented to the disposition of the Notes underlying Pledged Applicable Ownership Interests in Notes pursuant to the Remarketing during the Final Three-Business Day Remarketing Period as described in Section 5.02(c) below.

(iv)          Promptly after 11:00 a.m., New York City time, on the sixth Business Day preceding the Purchase Contract Settlement Date, the Purchase Contract Agent, based on cash payments received by the Securities Intermediary pursuant to Section 5.02(b)(ii) hereof, shall promptly notify the Collateral Agent and the Indenture Trustee of the aggregate principal amount of Notes underlying Pledged Applicable Ownership Interests in Notes to be tendered for purchase in the Remarketing in a notice in the form of Exhibit K hereto.

(v)           Upon (1) receipt by the Collateral Agent of a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Corporate Units that such Holder has elected, in accordance with Section 5.02(b)(i) to effect a Cash Settlement and (2) the payment by such Holder of the Purchase Price in accordance with Section 5.02(b)(ii) above then the Collateral Agent shall:

(A)     instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments;

(B)      release from the Pledge such Holder’s Notes underlying Pledged Applicable Ownership Interests in Notes that are a component of the Corporate Units as to which such Holder has effected a Cash Settlement; and

(C)      instruct the Securities Intermediary to Transfer all such Notes to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

The Company shall instruct the Collateral Agent in writing as to the type of Permitted Investments in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such instructions by 10:30 a.m., New York City time, on the day such payments are received by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such payments in Permitted Investments of the type described in clause (6) of the definition of Permitted Investments which have been designated by the Company in writing from time to time in a standing instruction to the Securities Intermediary which shall be effective until revoked or superseded.  In no event shall the Collateral Agent be liable for the selection of Permitted Investments or for investment losses incurred thereon.  Neither the Collateral Agent nor the Securities

Intermediary shall have any liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

Upon maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall, and is hereby authorized to, (A) instruct the Securities Intermediary to remit to the Company on the Purchase Contract Settlement Date such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which Cash Settlement has been affected as provided above to the Company on the Purchase Contract Settlement Date, and (B) release any amounts in excess of such aggregate Purchase Price earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Holders who have effected Cash Settlement pro-rata in proportion to the amount paid by such Holders under Section 5.02(b)(ii) above.

(c)        (i) Unless a Special Event Redemption has occurred or will occur prior to the Final Three-Business Day Remarketing Period, if a Successful Remarketing has not occurred during the Period for Early Remarketing, the Notes underlying Pledged Applicable Ownership Interests in Notes that are a component of Corporate Units of Holders who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in Section 5.02(b)(i) above, or who have so notified the Purchase Contract Agent in accordance with Section 5.02(b)(i) above but have failed to make such payment as required by Section 5.02(b)(ii) above, and the Separate Notes of any Holder who has elected for its Separate Notes to be remarketed pursuant to Section 5.02(a)(ii) will be remarketed by the Remarketing Agent during the Final Three-Business Day Remarketing Period.  In order to facilitate the Remarketing during the Final Three-Business Day Remarketing Period, the Purchase Contract Agent, based on the notice specified in Section 5.02(b)(iv), and the Collateral Agent, based on the notice specified in Section 5.02(b)(ii), shall notify the Remarketing Agent, by 11:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, of the aggregate principal amount of Notes underlying Pledged Applicable Ownership Interests in Notes and aggregate principal amount of Separate Notes that are to be remarketed pursuant to Section 5.02(a)(ii), if any, to be remarketed.  Concurrently, the Custodial Agent will present for Remarketing the Separate Notes to the Remarketing Agent.

(ii)           Upon receipt of such notices from the Purchase Contract Agent and the Collateral Agent and the Separate Notes (if any) from the Custodial Agent, as set forth in clause (i) above, the Remarketing Agent shall, during the Final Three-Business Day Remarketing Period, use its reasonable efforts to remarket (based on the Reset Rate) such Notes underlying Pledged Applicable Ownership Interests in Notes and Separate Notes on such date at a price equal to the sum of (x) approximately 100.00% of the aggregate principal amount of such Notes underlying Pledged Applicable Ownership Interests in Notes and Separate Notes and (y) the Remarketing Fee.  If the Remarketing Agent is able to remarket the Notes underlying Pledged Applicable Ownership Interests in Notes and the

Separate Notes at a price equal to or greater than 100.00% of the aggregate principal amount of the Notes underlying Pledged Applicable Ownership Interests in Notes and the Separate Notes (a “Successful Final Remarketing”), the Collateral Agent shall:

(A)             instruct the Securities Intermediary to Transfer the related Notes underlying Pledged Applicable Ownership Interest in Notes to the Remarketing Agent upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Remarketing attributable to such Notes underlying Pledged Applicable Ownership Interests in Notes (after deducting the Remarketing Fee) in the Collateral Account;

(B)              instruct the Securities Intermediary to invest such Proceeds of the Remarketing in one or more of the Permitted Investments; and

(C)              on the Purchase Contract Settlement Date, in consultation with the Purchase Contract Agent, instruct the Securities Intermediary to remit a portion of the Proceeds from such Remarketing attributable to such Notes underlying Pledged Applicable Ownership Interests in Notes equal to the aggregate principal amount of such Notes underlying Pledged Applicable Ownership Interests in Notes to satisfy in full such Holder’s Obligations to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, and to remit the balance of the Proceeds from the Remarketing, if any, to the Purchase Contract Agent for distribution to such Holder.

The Company shall instruct the Collateral Agent in writing as to the type of Permitted Investments in which any such Proceeds shall be invested; provided, however, that if the Company fails to deliver such instructions by 10:30 a.m., New York City time, on the day such payments are received by the Securities Intermediary, the Collateral Agent shall instruct the Securities Intermediary to invest such payments in Permitted Investments of the type described in clause (6) of the definition of Permitted Investments which have been designated by the Company in writing from time to time in a standing instruction to the Securities Intermediary which shall be effective until revoked or superseded.  In no event shall the Collateral Agent be liable for the selection of Permitted Investments or for investment losses incurred thereon.  Neither the Collateral Agent nor the Securities Intermediary shall have any liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

The Remarketing Agent may deduct the Remarketing Fee from Proceeds in excess of the aggregate principal amount of the remarketed Notes underlying Pledged Applicable Ownership Interests in Notes.  With respect to Separate Notes, upon a Successful Final Remarketing, any proceeds of the Remarketing in excess of the Remarketing Fee attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the Holders of Separate Notes on the Reset Effective Date.

If a Remarketing attempt on the first Remarketing Date during the Final Three-Business Day Remarketing Period is not successful, the Remarketing Agent shall, in accordance with the Remarketing Agreement, remarket the Notes on each of the next two succeeding Remarketing Dates during the Final Three-Business Day Remarketing Period until a Successful Remarketing occurs.  If, despite of using its reasonable efforts, the Remarketing Agent cannot remarket the Notes underlying Pledged Applicable Ownership Interests in Notes and the Separate Notes (if any) at a price not less than 100.00% of the aggregate principal amount of the Notes underlying Pledged Applicable Ownership Interests in Notes and the Separate Notes to be remarketed during the Final Three-Business Day Remarketing Period (other than to the Company) or a condition precedent in the Remarketing Agreement is not fulfilled, the Remarketing shall be deemed to have failed (a “Failed Final Remarketing”).  Following a Failed Final Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Notes underlying Pledged Applicable Ownership Interests in Notes that are subject to a Failed Final Remarketing, shall have the option to exercise such Holder’s Put Right with respect to such Notes underlying Pledged Applicable Ownership Interests in Notes.  The Put Right shall be automatically exercised unless such Holder (1) prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provides written notice of their intention to settle the related Purchase Contract with separate Cash, and (2) on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, delivers to the Collateral Agent the Stated Amount per Purchase Contract.  Unless a Holder of Corporate Units has settled the related Purchase Contract with separate Cash on or prior to the Purchase Contract Settlement Date, such Holder shall be deemed to have elected to apply a portion of the Proceeds of the Put Right price set-off against such Holder’s Obligations, thereby satisfying such Obligations in full, and the Collateral Agent shall cause the Securities Intermediary to release the Notes underlying Pledged Applicable Ownership Interests in Notes from the Collateral Account and shall promptly transfer the Notes underlying Pledged Applicable Ownership Interests in Notes to the Company.  Thereafter, the Collateral Agent shall promptly remit the remaining portion of the Proceeds of the Holder’s exercise of the Put Right in excess of the aggregate Purchase Price, less any Deferred Contract Adjustment Payments, for the shares of Common Stock to be issued under such Purchase Contracts to the Purchase Contract Agent for payment to the Holder of the Corporate Units to which such Notes relate.

(d)        In the case of a Treasury Unit or a Corporate Unit (if the Treasury Portfolio has replaced the Applicable Ownership Interests in Notes as a component of such Corporate Unit), upon the maturity of the Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio held by the Securities Intermediary on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interests in the Treasury Portfolio received by the Securities Intermediary shall be invested promptly in Permitted Investments of the type described in clause (6) of the definition of Permitted Investments which have been designated by the Company in writing from time to time in a standing instruction to the Securities Intermediary which shall be effective until revoked or superseded.  On the

Purchase Contract Settlement Date, an amount equal to the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holders, shall be remitted to the Company as payment of such Holder’s Obligations under the related Purchase Contracts without receiving any instructions from the Holder.  In the event the sum of the Proceeds from the related Pledged Treasury Securities or related Pledged Applicable Ownership Interests in the Treasury Portfolio and the Proceeds from such Permitted Investments is in excess of the aggregate Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holders, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units.

(e)        With respect to the Notes to be distributed to Holders upon a Cash Settlement, subject to the receipt thereof, the Purchase Contract Agent shall transfer such Notes by book-entry transfer or other appropriate procedures in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent, subject to the applicable laws governing abandoned property, shall hold such Notes, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the applicable laws governing abandoned property of the state in which the Purchase Contract Agent holds such property.  Distributions to Holders of any other payments described above shall be payable at the office of the Purchase Contract Agent in the City of New York maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

(f)         The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Fundamental Change Early Settlement or Cash Settlement or terminated upon a Termination Event, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

(g)        The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Units unless the Company shall have received payment for the Common Stock to be purchased thereunder in the manner herein set forth.

Section 5.03.  Issuance of Shares of Common Stock.  (a) Unless a Termination Event, an Early Settlement or a Fundamental Change Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Units in accordance with Section 5.02 above, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of

Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder.

(b)        Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article 5 (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.08 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled.  Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent.  If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 5.04.  Anti-Dilution Adjustments.  (a) Each Fixed Settlement Rate will be subject to adjustment, without duplication, as follows:

(i)            In case the Company shall pay a dividend or make any other distribution of Common Stock on the outstanding shares of Common Stock, each Fixed Settlement Rate in effect at the close of business on the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing each Fixed Settlement Rate by a fraction of which:

(A)           the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date for such determination plus the total number of shares constituting such dividend or other distribution, and

(B)            the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date for such determination;

such increase to become effective immediately at the opening of business on the Business Day following the record date for such determination.

For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company agrees that it shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(ii)           In case the Company shall issue rights, warrants or options, other than pursuant to any dividend reinvestment plans or share purchase plans, to all holders of its Common Stock entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date of announcement of such issuance, each Fixed Settlement Rate in effect at the close of business on the date of such announcement shall be increased by dividing such Fixed Settlement Rate by a fraction of which:

(A)           the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date for such determination plus the number of shares of Common Stock so offered for subscription or purchase, and

(B)            the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price;

such increase to become effective immediately after the opening of business on the Business Day following the date of such announcement.  The Company agrees that it shall notify the Purchase Contract Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and each Fixed Settlement Rate shall thereupon be readjusted to the Fixed Settlement Rate in effect immediately prior to the date of such announcement.  For purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

(iii)          In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, each Fixed Settlement Rate in effect at the close of business on the day preceding the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, each Fixed Settlement Rate in effect at the close of business on the day preceding the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately at the opening of business on the Business Day following the day upon which such subdivision, split or combination becomes effective.

(iv)          In case the Company shall, by dividend or otherwise, distribute to all holders of outstanding shares of Common Stock evidences of its indebtedness, shares of capital stock, securities, case or property (excluding (A) any dividend  or distribution covered by clause (i) or (ii) of this Section 5.04(a), (B) any dividend or distribution paid exclusively in cash and (C) any Spin-Off as to which an adjustment was effected under the provisions of clause (v) of this Section 5.04(a), each Fixed Settlement Rate in effect at the close of business on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted by dividing such rate by a fraction of which:

(A)           the numerator shall be the Current Market Price per share of Common Stock on the record date for such determination, and

(B)            the denominator shall be the Current Market Price per share of Common Stock on the record date for such determination less the then fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) of the portion of distribution applicable to one share of Common Stock;

such adjustment to become effective at the opening of business on the Business Day following the record date for the determination of shareholders entitled to receive such distribution.  In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

(v)           In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued will be, traded on a U.S. securities exchange, each Fixed Settlement Rate in effect at the close of business on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted by dividing such rate by a fraction of which

(A)           the numerator shall be the sum of (x) the average of the closing prices of such capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period (the “Relevant Period”) commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such distribution on the NYSE or such other national or regional exchange or market on which such dividend or distribution is listed or quoted and (y) the average of the Closing Prices of one share of Common Stock over the Relevant Period, and

(B)            the denominator shall be the average of the Closing Prices of one share of Common Stock over the Relevant Period.

(vi)          In case the Company shall make a distribution consisting exclusively of cash to all holders of Common Stock (excluding any dividend or distribution in connection with a liquidation, dissolution or termination of the Company) in an amount per share of Common Stock that exceeds $0.24 per quarter (such per share amount, the “Reference Dividend”), then, in such case, each Fixed Settlement Rate in effect at the close of business on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted by dividing such rate by a fraction of which:

(A)           the numerator shall be the Current Market Price per share of Common Stock on such record date, and

(B)            the denominator shall be the Current Market Price per share of Common Stock on such record date less the amount of cash per share of Common Stock so distributed (and not excluded as provided above) in excess of the Reference Dividend;

such increase to be effective at the opening of business on the Business Day following the record date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Unit shall have the right to receive upon settlement of the Units the amount of cash such Holder would have received had such Holder settled each Unit on the record date.  The Reference Dividend shall be subject to an inversely proportional adjustment whenever each Fixed Settlement Rate is adjusted under this clause (vi).  In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

(vii)         The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b) applies) shall be deemed to involve:

(A)           a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the record date for the determination of shareholders entitled to receive such distribution” and “the record date for such determination” within the meaning of paragraph (iv) of this Section); and

(B)            a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of paragraph (iii) of this Section).

(viii)        In case the Company or any subsidiary of the Company shall make a tender or exchange offer (other than any odd-lot tender offer) for all or any portion of the Common Stock and upon expiration of such tender or exchange offer (as amended upon the expiration thereof), to the extent that the cash and the value of any other consideration included in the payment per share of Common Stock (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) exceeds the average closing price of the Common Stock for each of the five consecutive Trading Days next succeeding the last date on which tenders or exchanges may be made under such tender or exchange offer (the “Expiration Time”), each Fixed Settlement Rate in effect at the Expiration Time shall be adjusted by dividing such rate by a fraction of which:

(A)           the numerator shall be equal to the sum of (1) the fair market value, as reasonably determined by the Board of Directors (whose determination shall be conclusive and the basis for which shall be described in a Board Resolution), of the aggregate consideration payable for all shares of Common Stock that the Company or a subsidiary of the Company, as the case may be, purchased in such tender or exchange offer (the “Purchased Shares”) and (2) the product of (x) the number of shares of Common Stock outstanding at the Expiration Time, less any Purchased Shares, and (y) the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(B)            the denominator shall be equal to the product of the number of shares of Common Stock outstanding at the Expiration Time, including the Purchased Shares, and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time;

such adjustment to become effective at the opening of business on the Business Day following the date of the Expiration Time.

(ix)           All adjustments to the Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment in the Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that (i) any adjustments which by reason of this subclause are not required to be made shall be carried forward and taken into account in any subsequent adjustment and (ii) that effect shall be given to all anti-dilution adjustments no later than the close of business on the Business Day immediately preceding the first Trading Day in the 20 consecutive Trading Day period during which the Applicable Market Value is determined (or, if earlier, the close of business on the Business Day immediately preceding the date on which the Fundamental Change Early Settlement Rate is determined).

(x)            If any adjustment is made to each Fixed Settlement Rate pursuant to this Section 5.04(a), an inversely proportional adjustment shall also be made to the Reference Price and Threshold Appreciation Price.  In addition, if any adjustment to each Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by this Section 5.04(a) during the period taken into consideration for determining the Applicable Market Value, the 20 individual Closing Prices used to determine the Applicable Market Value shall be appropriately adjusted to account for the adjustment to each Fixed Settlement Rate (as determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution).

(xi)           The Company may, but shall not be required to, make such increases in the Fixed Settlement Rate, in addition to those required by this Section 5.04(a), as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.  The Company may make such a discretionary adjustment only if it makes the same proportionate adjustment to each Fixed Settlement Rate.

(xii)          If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the “Rights”) to all holders of the Common Stock, a Holder shall be entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock, unless such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case each Fixed Settlement Rate shall be adjusted as provided in Section 5.04(iv) on the date such Rights separate from the Common Stock.

(b)      Adjustment for Consolidation, Merger or Other Reorganization Event.

(i)    In the event of Reorganization Event that causes the Common Stock to be converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the Holders of the underlying Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities instead of the Common Stock. If such Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), each Purchase Contract then outstanding would become a contract to purchase the amount of other securities, cash and/or property corresponding to the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. Upon the occurrence of any such transaction, on the Purchase Contract Settlement Date, the Settlement Rate will be determined based on the securities, cash or property a holder of Common Stock would have received when such transaction occurred.

(ii)   If a Fundamental Change occurs prior to the Purchase Contract Settlement Date, then each Holder of a Unit shall have the right, to accelerate and settle (“Fundamental Change Early Settlement”) the Purchase Contract contained in such Unit upon the conditions set forth below at the Fundamental Change Early Settlement Rate; provided that no Fundamental Change Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Fundamental Change Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Fundamental Change Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its best efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Fundamental Change Early Settlement. In the event that a Holder elects a Fundamental Change Early Settlement and a Registration Statement is required to be effective in connection with the exercise of such Fundamental Change Early Settlement but no such Registration Statement is then effective, the Holder’s election shall be void unless and until such a Registration Statement becomes effective.

If a Holder elects a Fundamental Change Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Fundamental

Change Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments including and any Deferred Contract Adjustment Payments, with respect to such Purchase Contracts. The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Fundamental Change Early Settlement.

The “Fundamental Change Early Settlement Rate” shall be determined by reference to the table set forth below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which means: (A) in the case of a Fundamental Change described in clause (ii) of the definition of such term and holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share; or (B) otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

The following table sets forth the Stock Price and Fundamental Change Early Settlement Rate per $50 of Stated Amount of Units:

	Effective Date
Stock Price	May 12, 2008	June 30, 2009	June 30, 2010	June 29, 2011
$51.50	0.9109	0.8796	0.8603	0.8881
$54.80	0.8949	0.8644	0.8439	0.8881
$58.30	0.8804	0.8504	0.8284	0.8576
$62.05	0.8672	0.8377	0.8140	0.8058
$66.20	0.8551	0.8262	0.8012	0.7553
$70.30	0.8451	0.8170	0.7913	0.7401
$74.46	0.8368	0.8095	0.7837	0.7401
$81.90	0.8252	0.7996	0.7748	0.7401
$90.10	0.8160	0.7924	0.7693	0.7401
$99.10	0.8087	0.7871	0.7660	0.7401
$109.00	0.8028	0.7831	0.7637	0.7401
$119.90	0.7979	0.7798	0.7618	0.7401

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(A)      if the Stock Price on the Effective Date is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Stock Price amount and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(B)      if the actual Stock Price on the Effective Date exceeds $119.90 per share of Common Stock, subject to adjustment as set forth herein, the Fundamental Change Early Settlement Rate will be the Minimum Settlement Rate; and

(C)      if the actual Stock Price on the Effective Date is less than $51.50 per share of Common Stock, subject to adjustment as set forth herein, the Fundamental Change Early Settlement Rate will be the Maximum Settlement Rate.

The Stock Prices set forth in the first column of the table above shall be adjusted as of any date on which any Fixed Settlement Rate is adjusted pursuant to Section 5.04 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the applicable Fixed Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Fixed Settlement Rate as so adjusted. The number of shares of Common Stock set forth in the table above will be adjusted in the same manner as the Fixed Settlement Rate is adjusted pursuant to Section 5.04 hereof.

Within 15 Business Days of the occurrence of a Fundamental Change, the Company shall provide written notice to Holders of Units of such Fundamental Change, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii), the date on which such Fundamental Change Early Settlement shall occur (which date shall be at least 10 days after the date of such written notice by the Company, but which shall in no event be later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date) (the “Fundamental Change Early Settlement Date”), the applicable Fundamental Change Early Settlement Rate and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder, including the amount of Contract Adjustment Payments and Deferred Contract Adjustment Payments receivable, upon settlement.

Corporate Units Holders and Treasury Units Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.04(b)(ii) in integral multiples of 20 Corporate Units or Treasury Units, as the case may be. If the Treasury Portfolio has replaced the Notes as a component of the Corporate Units, Corporate Unit Holders may only effect Fundamental Change Early Settlement pursuant to this Section 5.04(b)(ii) in multiples of 10,000 Corporate Units or such other number of Corporate Units as may be determined by the Remarketing Agent following a Successful Remarketing of the Notes if the Reset Effective Date is not an Interest Payment Date. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.01 shall apply with respect to a Fundamental Change Early Settlement pursuant to this Section 5.04(b)(ii).

In order to exercise the Fundamental Change Early Settlement right with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, no later than the close of business on the third Business Day immediately preceding the Fundamental Change Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of “Election to Settle Early” on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the sum of:

(i)            product of (A) the Stated Amount and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Fundamental Change Early Settlement, less

(ii)           the amount of any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments.

Upon receipt of such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Fundamental Change Early Settlement by a Holder of Units have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.

Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Notes underlying Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio in the case of a Holder of Corporate Units or (2) Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case with a Value equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Fundamental Change Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio, Notes underlying Pledged Applicable Ownership Interests in Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

If a Holder properly effects a Fundamental Change Early Settlement in accordance with the provisions of this Section 5.04(b)(ii), the Company shall deliver (or shall cause the Collateral Agent to deliver) to the Holder on the Fundamental Change Early Settlement Date:

(A)      the kind and amount of securities, cash and other property receivable upon such Fundamental Change by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Fundamental Change at the Fundamental Change Early Settlement Rate in addition to accrued and unpaid Contract Adjustment Payments to the Fundamental Change Early Settlement Date. For purposes of the foregoing, where a Fundamental Change involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) and the Holder exercises a Fundamental Early Change Settlement, the Company shall deliver to the Holder on the Fundamental Change Early Settlement Date, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Fundamental Change shall be deemed to be the Purchase Contract Settlement Date;

(B)      the Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities underlying the Corporate Units or the Treasury Units, as the case may be; and

(C)      if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).

(c)       All calculations and determinations pursuant to this Section 5.04 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

(d)      The Corporate Units or the Treasury Units of the Holders who do not elect Fundamental Change Early Settlement in accordance with Section 5.04(b) shall continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

(e)       Neither Fixed Settlement Rate shall be adjusted under this Section 5.04 upon the occurrence of any of the following:

(i)    the issuance of any shares of Common Stock pursuant to any present or future Plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional option amounts in shares of Common Stock upon any Plan;

(ii)   upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit Plan or program of or assumed by the Company or any of its subsidiaries;

(iii)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of May 12, 2008;

(iv)  for a change in the par value or no par value of the Common Stock; or

(v)   for accumulated and unpaid dividends.

Section 5.05. Notice of Adjustments and Certain Other Events. (a) Whenever the Fixed Settlement Rates are adjusted as herein provided, the Company shall within 10 Business Days following the occurrence of an event that requires an adjustment to each Fixed Settlement Rate pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware):

(i)    compute each adjusted Fixed Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth each Fixed Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)   provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to each Fixed Settlement Rate was determined and setting forth each adjusted Fixed Settlement Rate.

(b)           The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of each Fixed Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5.

Section 5.06. Termination Event; Notice. The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract

Adjustment Payments and any Deferred Contract Adjustment Payments), and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forming part of such Units, in accordance with the provisions of Section 3.15 hereof. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

Section 5.07. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (“Early Settlement”) at any time prior to the close of business on the seventh Business Day immediately preceding the Purchase Contract Settlement Date; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use best efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement (it being understood that if there is a material business transaction or development with respect to the Company that has not yet been publicly disclosed, the Company shall not be required to provide such Prospectus and the Early Settlement right shall not be available until the Company has publicly disclosed such transaction or development; provided that the Company shall use its best efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a Holder of a Purchase Contract seeks to exercise its Early Settlement right and a Registration Statement is so required but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such Registration Statement becomes effective. Unless a Successful Remarketing of the Notes or a Special Event Redemption has previously occurred, Holders of Corporate Units shall not be permitted to effect Early Settlement (i) during a Restricted Period or (ii) following the effectiveness of a Fundamental Change in which case the provisions of Section 5.04(b)(ii) shall apply.

(b)           In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, at any time prior to the close of business on the seventh Business Day immediately preceding the

Purchase Contract Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of “Election to Settle Early” on the reverse thereof duly completed and executed as indicated and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to the sum of:

(i)    the product of (A) the Stated Amount and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii)   if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments and any Deferred Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

Except as provided in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units at or prior to the close of business on a Business Day, such day shall be the “Early Settlement Date” with respect to such Units and if such requirements are first satisfied after the close of business on a Business Day or at any time on a day that is not a Business Day, the “Early Settlement Date” with respect to such Units shall be the next succeeding Business Day.

Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement have been satisfied.

Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Notes underlying Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio the case of a Holder of Corporate Units or (2) Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case with a Value equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio, Notes underlying Pledged

Applicable Ownership Interests in Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

Holders of Corporate Units or Treasury Units may only exercise the Early Settlement right pursuant to this Section 5.07 in integral multiples of 20 Corporate Units or Treasury Units, as the case may be. If the Treasury Portfolio has replaced the Notes underlying Pledged Applicable Ownership Interests in Notes, Holders of Corporate Units may exercise the Early Settlement right pursuant to this Section 5.07 only in integral multiples of 10,000 Corporate Units or such other number of Corporate Units as may be determined by the Remarketing Agent following a Successful Remarketing of the Notes if the Reset Effective Date is not an Interest Payment Date.

Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate.

(c)            Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, a number of shares of Common Stock equal to the Minimum Settlement Rate for each Purchase Contract as to which Early Settlement is effected.

(d)           No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.08.

(e)            Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of “Election to Settle Early” on the reverse of the Certificate evidencing the related Units:

(i)    transfer to the Holder the Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, related to such Units,

(ii)   deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.08, and

(iii)  the Company shall, if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(a).

(f)            In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

(g)           A Holder of a Unit who effects Early Settlement may elect to have the Notes no longer a part of a Corporate Unit remarketed in accordance with the provisions of Section 5.02.

Section 5.08. No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Fundamental Change Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Fundamental Change Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share multiplied by the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.08 in a timely manner.

Section 5.09. Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.10. Contract Adjustment Payments. (a) Subject to Section 5.10(c) and Section 5.11, the Company shall pay, on each Contract Adjustment Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, City of New York maintained for that purpose. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay); provided that if such Business Day is in the next succeeding calendar year, then payment of the Contract Adjustment Payments will be made on the Business Day immediately preceding such Business Day, in each case, with the same force and effect as if made on such scheduled Payment Date. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from May 12, 2008.

(b)      Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) and any Deferred Contract Adjustment Payments shall cease.

(c)       Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments and Deferred Contract Adjustment Payments, that was carried by the Purchase Contracts underlying such other Certificates.

(d)      In the case of any Unit with respect to which Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Contract Adjustment Payment Date, Contract Adjustment Payments and Deferred Contract Adjustment Payments otherwise payable on such Contract Adjustment Payment Date shall be payable on such Contract Adjustment Payment Date notwithstanding such Early Settlement or Fundamental Change Early Settlement, and such Contract Adjustment Payments and Deferred Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise provided in the preceding sentence or in Section 5.04(b)(ii), in the case of any Unit with respect to which Early Settlement or Fundamental Change Early Settlement of the underlying Purchase Contract is effected, accrued and unpaid Contract Adjustment Payments (but not, for the avoidance of doubt, Deferred Contract Adjustment Payments) otherwise payable after the Early Settlement or Fundamental Change Early Settlement Date with respect to such Purchase Contract shall not be payable.

(e)       The Company’s obligations with respect to Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any Senior Indebtedness.

(f)       In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.10(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

(i)    the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Purchase Contracts underlying the Units;

(ii)           any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.10(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments or Deferred Contract Adjustment Payments to the Holders of such Units; and

(iii)          in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.10(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

(g)           For purposes of Section 5.10(e) through (q), the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.10(e) through (q) with respect to such Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior

Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

(h)      Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.10(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

(i)        Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments and Deferred Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.10(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.10(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

(j)        Nothing contained in Section 5.10(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments and Deferred Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.10(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(k)      Upon payment or distribution of assets of the Company referred to in Section 5.10(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.10(e) through (q).

(l)       The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.10(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.10(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(m)     Nothing contained in Section 5.10(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, except as otherwise provided in these Section 5.10(e) through (q).

(n)      Each Holder of Units, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.10(e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

(o)           The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.10(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Institutional Trust Services department from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

(p)           The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

(q)           No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(r)            Nothing in this Section 5.10 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

(s)           With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.10 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

Section 5.11. Deferral of Contract Adjustment Payments. (a)  The Company has the right at any time, and from time to time, to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract by extending the period for payment of Contract Adjustment Payments to any subsequent Payment Date (an “Extension Period”), but not beyond the Purchase Contract Settlement Date (or, with respect to Purchase Contracts for which an effective Early Settlement or Fundamental Change Early Settlement has occurred, the Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Payment Date, but not beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Fundamental Change Early Settlement Date).

If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to 5.60% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid in full (such deferred installments of Contract Adjustment Payments together with the accrued additional Contract Adjustment Payments thereon, being referred to herein as the “Deferred Contract Adjustment Payments”).

At the end of each Extension Period, including as the same may be extended as provided above, or, in the event of an effective Early Settlement or Fundamental Change Early Settlement, on the Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be, the Company shall pay all Deferred Contract Adjustment Payments then due in the manner set forth in Section 5.10(a) (in the case of the end of an Extension Period), in the manner set forth in Section 5.07(b) (in the case of an Early Settlement) or in the manner set forth in Section 5.04(b)(ii) (in the case of a Fundamental Change Early Settlement) to the extent such amounts are not deducted from the amount otherwise payable by the Holder in the case of a Cash Settlement, any Early Settlement or any Fundamental Change Early Settlement. In the event of an Early Settlement, the Company shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled early through the Interest Payment Date immediately preceding the applicable Early Settlement Date. In the event of a Fundamental Change Early Settlement, the Company shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled on the Fundamental Change Early Settlement Date to but excluding such Fundamental Change Early Settlement Date.

Upon termination of any Extension Period and the payment of all Deferred Contract Adjustment Payments and all accrued and unpaid Contract Adjustment Payments then due, the Company may commence a new Extension Period; provided that such Extension Period, together with all extensions thereof, may not extend beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Fundamental Change Early Settlement Date). Except in the case of an Early Settlement or Fundamental Change Early Settlement, no Contract Adjustment Payments shall be due and payable during an Extension Period except at the end thereof, except that prior to the end of such Extension Period, the Company, at its option, may prepay on any Interest Payment Date all or any portion of the Deferred Contract Adjustment Payments accrued during the then elapsed portion of such Extension Period.

(b)           The Company shall give written notice to the Purchase Contract Agent (and the Purchase Contract Agent shall give notice thereof to Holders of Purchase Contracts) of its election to extend any period for the payment of Contract Adjustment Payments, the expected length of any such Extension Period and any extension of any Extension Period, at least five Business Days before the earlier of (i) the Record Date for the Interest Payment Date on which Contract Adjustment Payments would have been payable except for the election to begin or extend the Extension Period or (ii) the date the Purchase Contract Agent is required to give notice to any securities exchange or to Holders of Purchase Contracts of such Record Date or such Payment Date.

(c)           The Company shall give written notice to the Purchase Contract Agent (and the Purchase Contract Agent shall give notice thereof to Holders of Purchase Contracts) of the end of an Extension Period or its election to pay any portion of the Deferred Contract Adjustment Payments on an Interest Payment Date prior to the end of an Extension Period, at least five Business Days before the earlier of (i) the Record Date for the Interest Payment Date on which such Extension Period shall end or such payment of Deferred Contract Adjustment Payments shall be made or (ii) the date the Purchase Contract Agent is required to give notice to any securities exchange or to Holders of Purchase Contracts of such Record Date or such Payment Date.

(d)           In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until all Deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit any of its subsidiaries to, declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of capital stock; provided that the foregoing does not apply to:

(i)    any repurchase, redemption or other acquisition of shares of the Company’s capital stock in connection with (1) any employment contract, benefit Plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase Plan, or (3) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or Extension Period, as the case may be;

(ii)   any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of the Company’s subsidiaries, for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

(iii)  any purchase of, or payment of cash in lieu of, fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

(iv)          any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

ARTICLE 6
RIGHTS AND REMEDIES OF HOLDERS

Section 6.01. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock. Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) subject to Article 5, to receive each Contract Adjustment Payment and Deferred Contract Adjustment Payment with respect to the Purchase Contract comprising part of such Unit  on the respective Payment Date for such Unit and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

Section 6.02. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.03. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.04. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article 6 or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.05. Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit  shall be deemed to have agreed, that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of interest on any Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Unit held by such Holder.

Section 6.06. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE PURCHASE CONTRACT AGENT

Section 7.01. Certain Duties and Responsibilities. (a) The Purchase Contract Agent:

(i)            undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement and the Remarketing Agreement to be performed by the Purchase Contract Agent and no implied covenants or obligations shall be read into this Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

(ii)           in the absence of bad faith or gross negligence on its part, may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(b)   No provision of this Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)         this Section 7.01(b) shall not be construed to limit the effect of Section 7.01(a);

(ii)        the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and

(iii)       no provision of this Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)   Whether or not therein expressly so provided, every provision of this Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.01.

(d)   The Purchase Contract Agent is authorized to execute and deliver the Remarketing Agreement in its capacity as Purchase Contract Agent.

Section 7.02.  Notice of Default.  Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 7.03.  Certain Rights of Purchase Contract Agent.  Subject to the provisions of Section 7.01:

(a)   the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)   whenever in the administration of this Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder or thereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d)   the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)   the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)    the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate of the Purchase Contract Agent and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

(g)   the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h)   the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or negligence by it and believed by it to be authorized within the discretion or rights or powers conferred upon it by this Agreement;

(i)    the Purchase Contract Agent shall not be deemed to have notice of any adjustment to the Fixed Settlement Rate, the occurrence of a Termination Event or any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any such adjustment, occurrence or event which is in fact such a default is received by a Responsible Offer at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units or this Agreement;

(j)    the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)   the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(l)    the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.

Section 7.04.  Not Responsible for Recitals or Issuance of Units.  The recitals contained herein, in the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity.  The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Units or the Purchase Contracts.

Section 7.05.  May Hold Units.  Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent.  The Company may become the owner or pledgee of Units.

Section 7.06.  Money Held in Custody.  Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein.  The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

Section 7.07.  Compensation and Reimbursement.  The Company agrees: (a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b)   except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith; and

(c)   to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees) (collectively with the Purchase Contract Agent, the “Indemnitees”) for, and to hold each Indemnitee harmless against, any loss, claim, damage, fine, penalty, liability, fee or expense (including reasonable fees and expenses of counsel) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and the Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder.

In addition, and without prejudice to the rights provided to the Purchase Contract Agent hereunder, when the Purchase Contract Agent incurs expenses or renders services after a Termination Event occurs, the expense and the compensation for the services (including the fees and expenses of its counsel) are intended to constitute expenses of administration under any applicable federal or state bankruptcy law.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent, the satisfaction and discharge of the Units and the termination of this Agreement.

Section 7.08.  Corporate Purchase Contract Agent Required; Eligibility.  There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, the City of New York, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms.  If such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed.  If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section 7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09.  Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b)   The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation.  If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c)   The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company.  If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d)   If at any time:

(i)         the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;

(ii)        the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)       the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e)    If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10.  If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f)    The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10.  Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of amounts owed to it pursuant to Section 7.07, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b)   Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in clause (a) of this Section 7.10.

(c)   No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article 7.

Section 7.11.  Merger, Conversion, Consolidation or Succession to Business.  Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

Section 7.12.  Preservation of Information; Communications to Holders.  (a)  The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

(b)   If three or more Holders (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13.  No Obligations of Purchase Contract Agent.  Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder.  The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the

Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 5 hereof.  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement or the Remarketing Agreement for (i) indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action; or (ii) any failure or delay in the performance of its obligations under this Agreement arising out of or caused directly or indirectly, by acts of God; earthquake; fires; floods; wars; civil or military disturbances; terrorist acts; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; accidents; labor disputes; and acts of civil or military authority or governmental actions; it being understood that the Purchase Contract Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.14.  Tax Compliance.  (a)  The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units.  Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b)   The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a) hereof.

(c)   The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE 8
SUPPLEMENTAL AGREEMENTS

Section 8.01.  Supplemental Agreements without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities

Intermediary at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(a)   evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

(b)   evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent, Collateral Agent, Securities Intermediary or Custodial Agent;

(c)   add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(d)   make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b); or

(e)   except as provided for in Section 5.04, cure any ambiguity (or formal defect), or correct or supplement any provisions herein that may be inconsistent with any other provisions herein or to make such other provisions in regard to such matters or questions arising under this Agreement; provided that such action shall not materially adversely affect the interests of the Holders; provided further that any amendment made solely to conform the provisions of this Agreement to the description of the Units and the Purchase Contracts contained in the final prospectus supplement dated May 7, 2007, relating to the Units under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” or “Description of the Notes” shall be deemed not to adversely affect the interests of the Holders.

Section 8.02.  Supplemental Agreements with Consent of Holders.  With the consent of the Holders of not less than a majority of the Outstanding Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Company, the Collateral Agent, the Securities Intermediary and the Custodial Agent, as the case may be, when authorized by a Board Resolution, may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

(a)   change any Contract Adjustment Payment Date;

(b)   change the amount or type of Collateral required to be Pledged to secure a Holder’s obligations under the Purchase Contract (except for the rights of Holders of

Corporate Units to substitute Treasury Securities for the Notes underlying the Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or the rights of Holders of Treasury Units to substitute Notes underlying the Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) in each of the definitions of Applicable Ownership Interest in the Special Event Treasury Portfolio and Applicable Ownership Interest in the Remarketing Treasury Portfolio), as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral;

(c)   impair the Holders’ right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payments or any Deferred Contract Adjustment Payments;

(d)   reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Fundamental Change Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract;

(e)   reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

(f)    reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement or the Purchase Contracts;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) of this Section 8.02.

It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03.  Execution of Supplemental Agreements.  In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase

Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent shall be provided, and (subject to Section 7.01 with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.  The Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects their own rights, duties or immunities under this Agreement or otherwise.

Section 8.04.  Effect of Supplemental Agreements.  Upon the execution of any supplemental agreement under this Article 8, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05.  Reference to Supplemental Agreements.  Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article 8 may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement.  If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

ARTICLE 9
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.  Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.  The Company covenants that it will not merge with or into, consolidate with or convert into any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless:

(a)    either the Company shall be the surviving Person, or the successor Person (if other than the Company) shall be an entity organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such Person shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement (including the Pledge provided for herein) and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such Person; and

(b)   the Company or such successor Person, as the case may be, shall not, immediately after such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Purchase Contracts, this Agreement or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

Section 9.02.  Rights and Duties of Successor Corporation.  In case of any such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor Person in accordance with Section 9.01, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and the Company shall be relieved of any of their Obligations under this Agreement and under the Units.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Legg Mason, Inc. any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such surviving Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose.  All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

Section 9.03.  Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent.  The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article 7 and that all conditions precedent to the consummation of any such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE 10
COVENANTS

Section 10.01.  Performance under Purchase Contracts.  The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02.  Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, City of New York, New York, an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Fundamental Change Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served.  The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency.  The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, New York for such purposes.  The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency.  The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 10.03.  Company to Reserve Common Stock.  The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

Section 10.04.  Covenants as to Common Stock; Listing.  (a) The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon Settlement of Purchase Contracts; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the date on which any Purchase Contract is first settled in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange or automated quotation system at such time.

Section 10.05.  Statements of Officers of the Company as to Default.  The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Agreement, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.06.  ERISA.  Each Holder from time to time of the Units that is a Plan or who used assets of a Plan to purchase Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of the Plan or (ii) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4973 of the Code or similar violation under any applicable laws.

Section 10.07.  Tax Treatment.  The Company covenants and agrees for all tax purposes (i) to treat the acquisition of a Corporate Unit as the acquisition of the ownership interest in the Note and the Purchase Contract constituting the Corporate Unit, (ii) to treat the Note as indebtedness of the Company that is subject to the rules applicable to contingent payment debt instruments under Treas. Reg. Sec. 1.1275-4 for U.S. federal, state and local income and franchise tax purposes and (iii) to treat the Note and the Purchase Contracts as separate instruments.

ARTICLE 11
PLEDGE

Section 11.01.  Pledge.  Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.  The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

Section 11.02.  Termination.  As to each Holder, the Pledge created hereby shall terminate upon the satisfaction of such Holder’s Obligations.  Upon such termination, the Collateral Agent shall instruct the Securities Intermediary to Transfer such portion of the Collateral attributable to such Holder to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

ARTICLE 12
ADMINISTRATION OF COLLATERAL

Section 12.01.  Initial Deposit of Notes.  (a) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Applicable Ownership Interests in Notes and the Notes underlying such Applicable Ownership Interests in Notes or security entitlements relating thereto and the Securities Intermediary shall indicate by book-entry that a securities entitlement with respect to such Applicable Ownership Interests in Notes has been credited to the Collateral Account.

(b)   The Collateral Agent may, at any time or from time to time, in its sole discretion, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Collateral Agent agrees not to cause any Notes to be so re-registered.

Section 12.02.  Establishment of Collateral Account.  The Securities Intermediary hereby confirms that:

(a)   the Securities Intermediary has established the Collateral Account;

(b)   the Collateral Account is a securities account;

(c)   subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

(d)   all property delivered to the Securities Intermediary pursuant to this Agreement, including any Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of each of the definitions Applicable Ownership Interest in the Special Event Treasury Portfolio and Applicable Ownership Interest in the Remarketing Treasury Portfolio) or Treasury Securities and the Permitted Investments, will be credited promptly to the Collateral Account; and

(e)   all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and indorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary.

In no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent (in its capacity as such) or any Holder or specially indorsed to the Purchase Contract Agent (in its capacity as such) or any Holder, unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

Section 12.03.  Treatment as Financial Assets.  Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

Section 12.04.  Sole Control by Collateral Agent.  Except as provided in Section 15.01, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions, and comply with entitlement orders, with respect to the Collateral Account or any financial asset credited thereto solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person.  Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

Section 12.05.  Jurisdiction.  The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York.  Regardless of any provision in any other agreement, the Securities Intermediary’s jurisdiction is the State of New York.

Section 12.06.  No Other Claims.  Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto.  If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

Section 12.07.  Investment and Release.  All proceeds of financial assets from time to time credited to the Collateral Account shall be invested and reinvested as provided in this Agreement.  At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

Section 12.08.  Statements and Confirmations.  The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

Section 12.09.  Tax Allocations.  The Purchase Contract Agent shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service authorities in the manner required by law.  Neither the Securities Intermediary nor the Collateral Agent shall have any tax reporting duties hereunder.

Section 12.10.  No Other Agreements.  The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

Section 12.11.  Powers Coupled with an Interest.  The rights and powers granted in this Purchase Contract and Pledge Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Purchase Contract and Pledge Agreement shall continue in effect until the termination of the Pledge.

Section 12.12.  Waiver of Lien; Waiver of Set-off.  The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof.  Neither the financial assets credited to the Collateral Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Company.

ARTICLE 13
RIGHTS AND REMEDIES OF THE COLLATERAL AGENT

Section 13.01.  Rights and Remedies of the Collateral Agent.  (a) In addition to the rights and remedies set forth herein or otherwise available at law or in equity, after an collateral event of default (as specified in Section 13.01(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Notes underlying Pledged Applicable Ownership Interests in Notes, the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio in full satisfaction of the Holders’ obligations under the Purchase Contracts and the Purchase Contract Agreement or (2) sale of the Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio in one or more public or private sales.

(b)   Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the Proceeds of the Notes underlying Pledged Applicable Ownership Interest in Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities as provided in this Agreement in satisfaction of the Obligations of the Holder of the Units of which such applicable Pledged Applicable Ownership Interests in the Treasury Portfolio or such Pledged Treasury Securities, as applicable, are a part under the related Purchase Contracts, the inability to make such payments shall constitute a “collateral event of default” hereunder and the Collateral Agent shall have and may exercise, with reference to such Notes underlying Pledged Applicable Ownership Interests in Notes, Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio, as applicable, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

(c)   Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive, collect and apply to the satisfaction of the Obligations all payments of (i) the principal amount of the Notes underlying Pledged Applicable Ownership Interests in Notes, (ii) the principal amount of the Pledged Treasury Securities and (iii) the Pledged Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of each of the definitions Applicable Ownership Interest in the Special Event Treasury Portfolio and Applicable Ownership Interest in the Remarketing Treasury Portfolio), subject, in each case, to the provisions of this Agreement, and as otherwise provided herein.

(d)   The Purchase Contract Agent and each Holder of Units agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent on behalf of such Holder, shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

ARTICLE 14
REPRESENTATIONS AND WARRANTIES TO
COLLATERAL AGENT; HOLDER COVENANTS

Section 14.01.  Representations and Warranties.  Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder effects a Transfer of Collateral, that:

(a)   such Holder has the power to grant a security interest in and lien on the Collateral;

(b)   such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 11 hereof;

(c)   upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article 12 hereof); and

(d)   the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article 11 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

Section 14.02.  Covenants.  The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent and the Company that for so long as the Collateral remains subject to the Pledge:

(a)   neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

(b)   neither the Purchase Contract Agent nor such Holders will sell or  otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with a Transfer of the Units.

ARTICLE 15
THE COLLATERAL AGENT, THE CUSTODIAL AGENT AND THE SECURITIES INTERMEDIARY

Section 15.01.  Appointment, Powers and Immunities.  The Collateral Agent, the Custodial Agent and the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, by the terms of this Agreement.  The Collateral Agent, the Custodial Agent and Securities Intermediary shall:

(a)   have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent or the Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

(b)   not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or the Units, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the Units, any Collateral or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or, except as expressly required hereby, for the perfection, priority or maintenance of any security interest created hereunder;

(c)   not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 15.02 hereof, subject to Section 15.08 hereof);

(d)   not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

(e)        not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.

No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral.

Section 15.02.  Instructions of the Company.  The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 15.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.  None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing statements.

Section 15.03.  Reliance by Collateral Agent, Custodial Agent and Securities Intermediary.  Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by electronic mail or similar electronic means, telecopy, telex or facsimile) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

Section 15.04.  Certain Rights.  (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities

Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(b)        The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

Section 15.05.  Merger, Conversion, Consolidation or Succession to Business.  Any corporation or national association into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 15.06.  Rights in Other Capacities.  The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of Units (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Units without having to account for the same to the Company; provided that each of the Collateral Agent, the Custodial Agent and the Securities Intermediary covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

Section 15.07.  Non-reliance on Collateral Agent, the Custodial Agent and Securities Intermediary.  None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units.  None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Units (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

Section 15.08.  Compensation and Indemnity.  The Company agrees to:

(a)        pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

(b)        indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (for purposes of this Section 15.08, the “Indemnitees”), from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which any of the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought; and

(c)        in addition to and not in limitation of clause (b) of this Section 15.08, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

The provisions of this Section and Section 15.14 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary and the termination of this Agreement.

Section 15.09.  Failure to Act.  In the event that, in the good faith belief of the Collateral Agent, the Custodial Agent or the Securities Intermediary, an ambiguity in the provisions of this Agreement arises or any actual dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder has been asserted in writing, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:

(a)        such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or

(b)        the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary.  Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

Section 15.10.  Resignation and Removal of Collateral Agent, the Custodial Agent and the Securities Intermediary.  (a)  Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:

(i)    the Collateral Agent, the Custodial Agent or the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Units;

(ii)   the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed at any time by the Company; and

(iii)  if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the direction of the Holders of Units.

The Purchase Contract Agent shall promptly notify the Company upon the transmission of notice as contemplated by clause (iii) of this Section 15.10(a) and any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (iii) of this Section 15.10(a).  Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, which shall not be an Affiliate of the Purchase Contract Agent.  If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association which has an office (or an agency office) in the City of New York, New York, with a combined capital and surplus of at least $50,000,000.  Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor.  The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder.  After any retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary.  Any resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder, at a time when such Person is also acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, the Securities Intermediary or the Custodial Agent, as the case may be.

(b)        Because The Bank of New York is serving as the Collateral Agent hereunder and also as the Purchase Contract Agent hereunder, if an event of default or collateral event of default occurs hereunder The Bank of New York will resign as the Collateral Agent, Custodial Agent and the Securities Intermediary, but continue to act as the Purchase Contract Agent.  A successor Collateral Agent, Custodial Agent and Securities Intermediary will be appointed in accordance with the terms of this Article 15.

Section 15.11.  Right to Appoint Agent or Advisor.  The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith.  The appointment of agents pursuant to this Section 15.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.

Section 15.12.  Survival.  The provisions of this Article 15 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

Section 15.13.  Exculpation.  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action.

Section 15.14.  Expenses, Etc.  The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:

(a)        all reasonable costs, fees and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

(b)        all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 15.14;

(c)        all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;

(d)        all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 15.11 of this Agreement; and

(e)        any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent, the Custodial Agent and the Securities Intermediary in connection with the performance of their duties hereunder.

ARTICLE 16
MISCELLANEOUS

Section 16.01.  Security Interest Absolute.  All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

(a)        any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

(b)        any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

(c)        any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

Section 16.02.  Notice of Special Event, Special Event Redemption and Termination Event.  Upon the occurrence of a Special Event, a Special Event Redemption or a Termination Event, the Company shall deliver written notice to the Purchase Contract Agent, the Collateral Agent and the Securities Intermediary.  Upon the written request of the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not a Special Event, a Special Event Redemption or a Termination Event has occurred.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LEGG MASON, INC.	THE BANK OF NEW YORK, as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:	Address for Notices:

Legg Mason, Inc. 100 Light Street Baltimore, Maryland 21202 Attention: Corporate Secretary	The Bank of New York 101 Barclay Street, Floor 8W New York, New York 10286 Attention: Corporate Trust Administration

THE BANK OF NEW YORK as Collateral Agent, Custodial Agent and Securities Intermediary

By:
Name:
Title:

Address for Notices:

The Bank of New York 101 Barclay Street, Floor 8W New York, New York 10286 Attention: Corporate Trust Administration

EXHIBIT A

(FORM OF FACE OF CORPORATE UNIT CERTIFICATE)

[For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No. 524901 303
Number of Corporate Units:

LEGG MASON, INC.
Corporate Units

This Corporate Units Certificate certifies that Cede & Co. is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only – or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number shall not exceed 20,000,000. Each Corporate Unit consists of (i) beneficial ownership by the Holder of either (A) prior to the occurrence of a Special Event Redemption (1) an Applicable Ownership Interest in Notes, or (2) on and after the Reset Effective Date, (x) an Applicable Ownership Interest in the Remarketing Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest in the Remarketing Treasury Portfolio by the Holder pursuant to the Purchase Contract and Pledge Agreement (except that only the Pledged Applicable Ownership Interest in the Treasury Portfolio shall be subject to the Pledge), and (y) if the Reset Effective Date occurs on a date that is not also an Interest Payment Date, prior to the Interest Payment Date next following the Reset Effective Date (assuming a Remarketing of the Notes had not occurred), the right to receive the interest accrued on the 1/20, or 5.00%, undivided beneficial ownership interest in $1,000 principal amount of Notes from and including the Interest Payment Date immediately preceding the Reset Effective Date to, but excluding, the Reset Effective Date (assuming the interest rate had not been reset), or (B) on or after the occurrence of a Special Event Redemption but prior to the Purchase Contract Settlement Date, an Applicable Ownership Interest in the Special Event Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest in the Special Event Treasury Portfolio by the Holder pursuant to the Purchase Contract and Pledge Agreement (except that the Applicable Ownership Interest in the Special Event Treasury Portfolio specified in clause (ii) of the definition thereof shall not be subject to the Pledge), and (ii) the rights and obligations of the Company and the Holder under one Purchase Contract. All capitalized terms used herein that are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Purchase Contract and Pledge Agreement, the Applicable Ownership Interest in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

All payments of the principal amount with respect to the Notes underlying the Pledged Applicable Ownership Interests in Notes or all payments with respect to the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or payments of interest on the Pledged Applicable Ownership Interests in Notes or distributions with respect to the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, constituting part of the Corporate Units shall be paid on the dates and in the manner set forth in the Purchase Contract and Pledge Agreement. Interest on the Notes underlying the Applicable Ownership Interests in Notes and distributions on the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forming part of the Corporate Units, evidenced hereby, which are payable on each Contract Adjustment Payment Date, shall, subject to receipt thereof by the Purchase Contract Agent, be paid to the Person in whose name this Corporate Units Certificate (or Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Contract Adjustment Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a Purchase Price equal to the Stated Amount, a number of newly issued shares of Common Stock, of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Fundamental Change Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in the Remarketing of the Notes underlying Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the Holder to agree, for all tax purposes (i) to treat the acquisition of a Corporate Unit as the acquisition of the ownership interest in the Note and the Purchase Contract constituting the Corporate Unit, (ii) to treat the Note as indebtedness of the Company that is subject to the rules applicable to contingent payment debt instruments under Treas. Reg. Sec. 1.1275-4 and (iii) to treat the Note and the Purchase Contracts as separate instruments.

The Company shall pay, on each Contract Adjustment Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 1.40% per year of the Stated Amount, computed on the basis of a 360-day year consisting of twelve 30-day months. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments as described in the Purchase Contract and Pledge Agreement.

Interest on the Notes, distributions on the Applicable Ownership Interest in the Remarketing Portfolio or the Applicable Ownership Interest in the Special Event Treasury Portfolio, as the case may be, and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the City of New York. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

LEGG MASON, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK, not individually but solely as attorney-in-fact of such Holder

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK as Purchase Contract Agent

By:
Authorized Officer

Dated:

(FORM OF REVERSE OF CORPORATE UNIT CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Fundamental Change Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.08 of the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Fundamental Change Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Minimum Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Fundamental Change Early Settlement).

In accordance with the terms of the Purchase Contract and Pledge Agreement, unless a Termination Event shall have occurred, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Fundamental Change Early Settlement or from the proceeds of the Pledged Applicable Ownership Interest in the Treasury Portfolio or a Remarketing of the Notes underlying Pledged Applicable Ownership Interests in Notes. Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Notes underlying the Applicable Ownership Interests in Notes as a component of the Corporate Units, a Holder of Corporate Units who (1) does not, on or prior to the close of business on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 11:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) on or prior to the close of business on the seventh Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, shall pay the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the

Notes underlying Pledged Applicable Ownership Interests in Notes held by the Collateral Agent in the Remarketing unless the Holder has previously made a Fundamental Change Early Settlement. If the Treasury Portfolio has replaced the Notes as a component of Corporate Units, a Holder of Corporate Units shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests in the Treasury Portfolio.

As provided in the Purchase Contract and Pledge Agreement, upon the occurrence of a Failed Final Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Applicable Ownership Interests in Notes, unless such Holder has elected Cash Settlement and delivered Cash in accordance with Section 5.02(c) of the Purchase Contract and Pledge Agreement, shall be deemed to have exercised such Holder’s Put Right with respect to the Notes underlying such Pledged Applicable Ownership Interests in Notes and to have the Proceeds of the Put Right set-off against such Holder’s obligation to pay the aggregate Purchase Price for shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holder’s obligations under such Purchase Contracts.

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price, less any Deferred Contract Adjustment Payments, for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall terminate without the necessity of any notice or action by the Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes underlying Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio forming a part of each Corporate Unit from the Pledge. A Corporate Unit shall thereafter represent the right to receive the Senior Note or the appropriate Applicable Ownership Interests in the Treasury Portfolio forming a part of such Corporate Units in accordance with the terms of the Purchase Contract and Pledge Agreement.

Under the terms of the Purchase Contract and Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Notes underlying Pledged Applicable Ownership Interests in Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Corporate Units Holders the notice required by the Purchase Contract and Pledge Agreement.

Upon the occurrence of a Special Event Redemption, the Collateral Agent shall surrender the Notes underlying Pledged Applicable Ownership Interests in Notes against delivery of an amount equal to the aggregate Redemption Price of such Notes and shall deposit the funds in the Collateral Account in exchange for such Notes. Thereafter, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase, on behalf of the Holders of Corporate Units, the Special Event Treasury Portfolio.

Upon the occurrence of a Successful Remarketing of the Notes underlying Pledged Applicable Ownership Interests in Notes during the Period for Early Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Remarketing Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Remarketing Treasury Portfolio.

Following the occurrence of (i) a Special Event Redemption prior to the Purchase Contract Settlement Date, or (ii) a Successful Remarketing of the Notes on or prior to the ninth Business Day prior to the Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interest rights with respect to the Applicable Ownership Interests in the Treasury Portfolio as the Collateral Agent had in respect of the Applicable Ownership Interests in Notes and the underlying Notes as provided in the Purchase Contract and Pledge Agreement and any reference herein to the Notes or Applicable Ownership Interests in Notes shall be deemed to be a reference to such Treasury Portfolio or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be.

The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute a Treasury Security for a Note underlying the Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of the Applicable Ownership Interests in Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be and Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit.

Subject to, and in compliance with, the terms and conditions set forth in the Purchase Contract and Pledge Agreement, a Holder of Corporate Units may effect a Collateral Substitution. From and after such Collateral Substitution, each Unit for which Pledged Treasury Securities secure the Holder’s obligations under the Purchase Contract shall be referred to as a “Treasury Unit.”  A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate Units.

If Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units, a Holder may substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio, but only in integral multiples of 10,000 Corporate Units or such other number of Corporate Units as may be determined by the Remarketing Agent following a Successful Remarketing of the Notes if the Reset Effective Date is not an Interest Payment Date.

Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Notes underlying Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate.

Upon the occurrence of a Fundamental Change, a Holder of Corporate Units may effect Fundamental Change Early Settlement of the Purchase Contract underlying such Corporate Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract and Pledge Agreement. Upon Fundamental Change Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Notes underlying Pledged Applicable Ownership Interests in Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Corporate Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Fundamental Change Early Settlement is effected equal to the applicable Settlement Rate.

Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, and consents to the

Pledge of the Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying this Corporate Units Certificate pursuant to the Purchase Contract and Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, any payments with respect to the aggregate principal amount of the Notes underlying Pledged Applicable Ownership Interests in Notes (other than interest payments thereon) or the Proceeds of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of each of the definitions of Applicable Ownership Interest in the Special Event Treasury Portfolio and Applicable Ownership Interest in the Remarketing Treasury Portfolio), as the case may be, on the Purchase Contract Settlement Date less any Deferred Contract Adjustment Payments shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under the related Purchase Contracts and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof to the extent that the application of a law of a different jurisdiction would govern as a result.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Notes underlying the Applicable Ownership Interests in Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common
UNIF GIFT MIN ACT:	Custodian
(cust) (minor)
Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney _________________________, to transfer said Corporate Units Certificates on the books of Legg Mason, Inc., with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature
Signature Guarantee:
(if assigned to another person)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other	DTC Participant #:
Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/EARLY SETTLEMENT
UPON A FUNDAMENTAL CHANGE

The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Fundamental Change Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The option to effect [Early Settlement] [Fundamental Change Early Settlement] may be exercised only with respect to Purchase Contracts underlying Corporate Units in multiples of 20 Corporate Units or an integral multiple thereof; provided that if Applicable Ownership Interest in the Treasury Portfolio have replaced Applicable Ownership Interests in the Notes as a component of Corporate Units, Corporate Unit Holders may only effect [Early Settlement] [Fundamental Change Early Settlement] in multiples of 10,000 Corporate Units. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Notes underlying Pledged Applicable Ownership Interests in Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

DTC Participant #:

Number of Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Units Certificates are to be registered in the name of and delivered to and Notes underlying Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:

REGISTERED HOLDER Please print name and address of Registered Holder:

Name
Name

Address
Address

DTC Participant #:
Social Security or other Taxpayer Identification Number, if any

Transfer Instructions for Notes underlying Pledged Applicable Ownership Interests in Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Fundamental Change Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Corporate Units evidenced by this Global Certificate is 20,000,000. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in Number of Corporate Units evidenced by the Global Certificate	Amount of decrease in Number of Corporate Units evidenced by the Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT B

(FORM OF FACE OF TREASURY UNIT CERTIFICATE)

[For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No. 524901 402
Number of Treasury Units:

LEGG MASON, INC.

Treasury Units

This Treasury Units Certificate certifies that Cede & Co. is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto], which number shall not exceed 20,000,000. Each Treasury Unit consists of (i) a 1/20, or 5.00%, undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Purchase Contract and Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof).

Pursuant to the Purchase Contract and Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company, to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of newly issued shares of Common Stock, of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Fundamental Change Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations under such Purchase Contract of the Holder of the Treasury Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the Holder to agree, for all tax purposes (i) to treat the acquisition of the Treasury Unit as the ownership interest in the Treasury Securities and the Purchase Contract constituting the Treasury Unit and (ii) to treat the Treasury Securities and the Purchase Contracts as separate instruments.

The Company shall pay, on each Contract Adjustment Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 1.40% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments, as described in the Purchase Contract and Pledge Agreement.

Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

LEGG MASON, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK, not individually but solely as attorney-in-fact of such Holder

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION OF
PURCHASE CONTRACT AGENT

This is one of the Treasury Units referred to in the within-mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK as Purchase Contract Agent

By:
Authorized Officer

Dated:

(REVERSE OF TREASURY UNIT CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Fundamental Change Early Settlement or a Termination Event with respect to the Unit of which such Purchase Contract is a part shall have occurred.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.08 of the Purchase Contract and Pledge Agreement.

Each Purchase Contract evidenced hereby that is settled through Early Settlement or Fundamental Change Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Minimum Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Fundamental Change Early Settlement).

In accordance with the terms of the Purchase Contract and Pledge Agreement, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of the Common Stock to be purchased pursuant to each Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Fundamental Change Early Settlement of each such Purchase Contract or by applying the proceeds of the Pledged Treasury Securities underlying such Holder’s Treasury Unit equal to the Purchase Price for such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury Units who (1) on or prior to the close of business on the seventh Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, or (2) on or prior to the close of business on the second Business Day prior to the Purchase Contract Settlement Date, does not make an effective Cash Settlement, shall pay the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price, less any Deferred Contract Payments for the shares of

Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

The Purchase Contract and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly give written notice to the Purchase Contract Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities underlying each Treasury Unit. A Treasury Unit shall thereafter represent the right to receive the Treasury Security underlying such Treasury Unit, in accordance with the terms of the Purchase Contract and Pledge Agreement.

The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute a Note or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

Subject to, and in compliance with, the terms and conditions set forth in the Purchase Contract and Pledge Agreement, a Holder of Treasury Units may effect a Collateral Substitution. From and after such Collateral Substitution, each Unit for which Pledged Applicable Ownership Interests in Notes, or Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, secure the Holder’s obligations under the Purchase Contract shall be referred to as a “Corporate Unit.”  A Holder may make such Collateral Substitution only in multiples of 20 Treasury Units. If Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Notes as a component of the Corporate Units, a Holder of Treasury Units may substitute Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities only in multiples of 10,000 Treasury Units or such other number of Treasury Units as may be determined by the Remarketing Agent upon a Successful Remarketing of the Notes if the Reset Effective Date is not an Interest Payment Date.

Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate.

Upon the occurrence of a Fundamental Change, a Holder of Treasury Units may effect Fundamental Change Early Settlement of the Purchase Contract underlying such Treasury Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract and Pledge Agreement. Upon Fundamental Change Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Fundamental Change Early Settlement is effected equal to the applicable Settlement Rate.

Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Purchase Contract and Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount at maturity of the Pledged Treasury Securities on the Purchase Contract Settlement Date less any Deferred Contract Adjustment Payments equal to the aggregate Purchase Price for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contracts and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof to the extent that the application of a law of a different jurisdiction would govern as a result.

Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian
	(cust)	(minor)
Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney ___________, to transfer said Treasury Units Certificates on the books of Legg Mason, Inc., with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must
correspond with the name as it appears upon the face of the
within Treasury Units Certificates in every particular,
without alteration or enlargement or any change
whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Signature
Dated:	Signature Guarantee:
(if assigned to another person)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name	REGISTERED HOLDER
and address and (ii) provide a guarantee of	Please print name and address of Registered
your signature:	Holder:

Name	Name

Address	Address

Social Security or other	DTC Participant #:
Taxpayer Identification
Number, if any

ELECTION TO SETTLE EARLY/FUNDAMENTAL CHANGE EARLY SETTLEMENT

The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Fundamental Change Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Fundamental Change Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury Units in multiples of 20 Treasury Units or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Fundamental Change Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Date:
Signature:

Signature Guarantee:

Number of Treasury Units evidenced hereby as to which [Early Settlement] [Fundamental Change Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury
Units Certificates are to be registered in the
name of and delivered to and Treasury
Securities, as the case may be, are to be
transferred to a Person other than the

REGISTERED HOLDER
Holder, please print such Person’s name and	Please print name and address of
address:	Registered Holder:

Name	Name

Address	Address

Social Security or other	DTC Participant #:
Taxpayer Identification
Number, if any

Transfer Instructions for Pledged Treasury Securities transferable upon [Early Settlement] [Fundamental Change Early Settlement] or a Termination Event:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Treasury Units evidenced by this Global Certificate is 0. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Treasury Units evidenced by the Global Certificate	Amount of decrease in number of Treasury Units evidenced by the Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT C

INSTRUCTION TO PURCHASE CONTRACT AGENT FROM HOLDER

(To Create Treasury Units or Corporate Units)

The Bank of New York

as Purchase Contract Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:          [                 Corporate Units] [               Treasury Units] of Legg Mason, Inc., a Maryland corporation (the “Company”).

The undersigned Holder hereby notifies you that it has delivered to The Bank of New York, as Securities Intermediary, for credit to the Collateral Account, $             aggregate principal amount of [Notes] [Applicable Ownership Interests in the Treasury Portfolio] [Treasury Securities] in exchange for the [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.  The undersigned Holder has paid all applicable fees and expenses relating to such exchange.  The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units].

Date:
Signature:

Signature Guarantee:

DTC Participant No.

C-1

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer
Identification Number, if any

Address

C-2

EXHIBIT D

NOTICE FROM PURCHASE CONTRACT AGENT
TO HOLDERS UPON TERMINATION EVENT
(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:
Telecopy:

Re:          [                     Corporate Units] [             Treasury Units] of Legg Mason, Inc., a Maryland corporation (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.

We hereby notify you that a Termination Event has occurred and that [the Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] comprising a portion of your ownership interest in            [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] [Pledged Treasury Securities] (the “Released Securities”).

Pursuant to Section 3.13 of the Purchase Contract and Pledge Agreement, we hereby request written transfer instructions with respect to the Released Securities.  Upon receipt of your instructions and upon transfer to us of your [Corporate Units][Treasury Units] effected through book-entry or by delivery to us of your [Corporate Units Certificate][Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions.  In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units][Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate][Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

D-1

Date:	THE BANK OF NEW YORK,
as the Purchase Contract Agent

Name:
Title: Authorized Signatory

D-2

EXHIBIT E

NOTICE TO SETTLE BY SEPARATE CASH

The Bank of New York
101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:          Corporate Units of Legg Mason, Inc., a Maryland corporation (the “Company”).

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m., New York City time, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds payable to or upon order of the Securities Intermediary), $             as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to            Purchase Contracts on the Purchase Contract Settlement Date.  The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate Units.

Date:
Signature:

Signature Guarantee:

Please print name and address of Registered Holder:

DTC Participant No.

E-1

EXHIBIT F

RESERVED

F-1

EXHIBIT G

INSTRUCTION FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Creation of Treasury Units)

The Bank of New York
     as Collateral Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:                                                   Corporate Units of Legg Mason, Inc. (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $                     Value of Treasury Securities or security entitlements with respect thereto in exchange for an equal Value of [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] relating to                    Corporate Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto related to          Corporate Units of such Holder in accordance with Section 3.13 of the Agreement.

Date:

G-1

BANK OF NEW YORK, as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:
Name:
Title: Authorized Signatory

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements with respect thereto for the [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio]:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

G-2

EXHIBIT H

INSTRUCTION FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Creation of Treasury Units)

The Bank of New York
     as Securities Intermediary

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:                                                   Corporate Units of Legg Mason, Inc. (the “Company”).

The securities account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Legg Mason, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”).

Please refer to the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

When you have confirmed that $                     Value of Treasury Securities or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                   , as Holder of Corporate Units (the “Holder”), you are hereby instructed to release from the Collateral Account an equal Value of [Notes underlying Pledged Applicable Ownership Interests in Notes] [Pledged Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto relating to            Corporate Units of the Holder by Transfer to the Purchase Contract Agent.

Dated:

THE BANK OF NEW YORK, as Collateral Agent

By:
Name:
Title: Authorized Signatory

H-1

EXHIBIT I

INSTRUCTION FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Recreation of Corporate Units )

The Bank of New York
     as Collateral Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:                               Treasury Units of Legg Mason, Inc. (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $                     Value of [Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto in exchange for $                     Value of Pledged Treasury Securities relating to Treasury Units and has delivered to the undersigned a notice stating that the holder has Transferred such [Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

We hereby request that you instruct the Securities Intermediary, upon confirmation that such [Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned $                     Value of Treasury Securities or security entitlements with respect thereto related to            Treasury Units of such Holder in accordance with Section 3.13 of the Agreement.

THE BANK OF NEW YORK, as Purchase Contract Agent

Dated:	By:
Name:
Title: Authorized Signatory

I-1

Please print name and address of Holder electing to substitute [Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

DTC Participant No.

I-2

EXHIBIT J

INSTRUCTION FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Recreation of Corporate Units)

The Bank of New York
    as Securities Intermediary

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:                               Treasury Units of Legg Mason, Inc. (the “Company”).

The securities account of The Bank of New York, as Collateral Agent, maintained by the Securities Intermediary and designated “The Bank of New York, as Collateral Agent of Legg Mason, Inc., as pledgee of The Bank of New York, as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”).

Please refer to the Purchase Contract and Pledge Agreement dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.  Capitalized terms used herein but no defined shall have the meaning set forth in the Agreement.

When you have confirmed that $                      Value of [Notes] [Applicable Ownership Interests in the Treasury Portfolio] or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                                 , as Holder of Treasury Units (the “Holder”), you are hereby instructed to release from the Collateral Account $                      Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.

THE BANK OF NEW YORK, as Collateral Agent

Dated:	By:
Name:
Title: Authorized Signatory

J-1

EXHIBIT K

NOTICE OF CASH SETTLEMENT FROM THE PURCHASE
CONTRACT AGENT TO THE COLLATERAL AGENT
(Cash Settlement Amounts)

The Bank of New York
     as Collateral Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:                               Corporate Units of Legg Mason, Inc. (the “Company”).

Please refer to the Purchase Contract and Pledge Agreement dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

In accordance with Section 5.01(b)(iv) of the Agreement, we hereby notify you that as of 11:00 a.m., New York City time, on the sixth Business Day immediately preceding June 30, 2011 (the “Purchase Contract Settlement Date”), we have received (i) $                                in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                                  Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $                   of Notes underlying Pledged Applicable Ownership Interests in Notes are to be tendered for purchase in each Remarketing.

THE BANK OF NEW YORK, as Purchase Contract Agent

Dated:	By:
Name:
Title: Authorized Signatory

K-1

EXHIBIT L

INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

The Bank of New York

    as Custodial Agent
101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:          Notes Due 2021 of Legg Mason, Inc. (the “Company”).

The undersigned hereby notifies you in accordance with the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $                             aggregate principal amount of Separate Notes for delivery to the Remarketing Agent prior to the close of business on the second Business Day immediately preceding the first of the three sequential Remarketing Dates of the applicable Three-Business Day Remarketing Period for Remarketing pursuant to Section 5.02(a)(ii) of the Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate Notes tendered hereby. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

The undersigned hereby instructs you, upon receipt of the Proceeds of a Successful Remarketing from the Remarketing Agent, to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.”  The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Separate Notes tendered herewith from the Remarketing Agent, to deliver such Separate Notes to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”

With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Separate Notes tendered hereby and that the undersigned is the record owner of any Separate Notes tendered herewith in physical form or a participant in The Depository Trust Company (“DTC”) and the beneficial owner of any SeparateNotes tendered herewith by book-entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 5.02(a)(ii) of the Agreement and (iii) acknowledges and agrees that after the close of business on the second Business Day immediately preceding the first of the three sequential Remarketing Dates of the applicable Three-Business Day Remarketing Period, such election shall become an irrevocable election to have such Separate Notes remarketed in each Remarketing, and that the Separate Notes tendered herewith will only be returned in the event of a Failed Final Remarketing.

Date:

By:
Name:
Title:

Signature Guarantee:

Name
Social Security or other Taxpayer Identification Number, if any

Address

DTC Participant No.

A.            PAYMENT INSTRUCTIONS

Proceeds of a Successful Remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)
Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B.            DELIVERY INSTRUCTIONS

In the event of a Failed Final Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)
Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

In the event of a Failed Remarketing during the Three-Business Day Remarketing Period, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number

Name of Account Party:

EXHIBIT M

INSTRUCTION TO CUSTODIAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING

The Bank of New York
    as Custodial Agent

101 Barclay Street, Floor 8W

New York, New York 10286

Telephone: (212) 815-5995

Facsimile: (212) 815-5704

Attention: Corporate Trust Administration

Re:          Notes Due 2021 of Legg Mason, Inc. (the “Company”).

The undersigned hereby notifies you in accordance with Section 5.02(a)(ii) of the Purchase Contract and Pledge Agreement, dated as of May 12, 2008 (the “Agreement”), between the Company and The Bank of New York, as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $                         aggregate principal amount of Separate Notes delivered to you for Remarketing pursuant to Section 5.02(a)(ii) of the Agreement. The undersigned hereby instructs you to return such Separate Notes to the undersigned in accordance with the undersigned’s instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 5.02(a)(ii) of the Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Date:

By:
Name:
Title:

Signature Guarantee:

Name
Social Security or other Taxpayer Identification Number, if any

Address

DTC Participant No.

M-1